Exhibit 4.1

EXECUTION VERSION

INDENTURE,

dated as of July 26, 2012,

among

HORSEHEAD HOLDING CORP.

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

10.50% Senior Secured Notes due 2017

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture
Exhibit F	Form of Landlord Waiver and Collateral Access Agreement
Exhibit G	Form of INMETCO Intercreditor Agreement
Exhibit H	Form of Mortgage

INDENTURE, dated as of July 26, 2012, among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as herein defined) party hereto and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.50% Senior Secured Notes due 2017:

ARTICLE I

DEFINITIONS

Section 1.01   Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, Private Placement Legend and the Original Issue Discount Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Administrative Agent” has the meaning set forth in the definition of the term “ABL Credit Agreement.”

“ABL Credit Agreement” means the Revolving Credit and Security Agreement, dated as of September 28, 2011 and as amended as of the Issue Date, by and among Horsehead, as borrower, the Issuer, as guarantor, the ABL Facility Lenders and PNC Bank, National Association, as agent for the ABL Facility Lenders (together with any successor agent under the ABL Facility Documents, the “ABL Administrative Agent”), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part from time to time in one or more agreements, indentures, notes, bonds, facilities or other forms of Indebtedness (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrowers or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder as increasing the amount loaned or issued thereunder (provided such increase is otherwise permitted under Section 4.08 hereof).

“ABL Facility Cash Management Obligations” means any Cash Management Obligations of Horsehead or any ABL Facility Guarantor secured by any Shared Collateral under the ABL Facility Collateral Documents pursuant to a Permitted Lien described in clause (9) of the definition thereof.

“ABL Facility Claims” means (a) Indebtedness owing by the Horsehead and ABL Facility Guarantors under the ABL Credit Agreement; (b) the ABL Facility Cash Management Obligations and the ABL Facility Hedging Obligations, and (c) all other Obligations of Horsehead and the ABL Facility Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above. ABL Facility Claims shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant ABL Facility Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“ABL Facility Collateral Documents” has the meaning ascribed thereto in the ABL Intercreditor Agreement.

“ABL Facility Documents” means the ABL Credit Agreement, any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an ABL Facility Hedging Obligation or ABL Facility Cash Management Obligation) providing for or evidencing any Obligation under the ABL Credit Agreement or any other ABL Facility Claim, and any other related document or instrument executed or delivered pursuant to any ABL Facility Document at any time or otherwise evidencing any ABL Facility Claims.

“ABL Facility Guarantors” means the Issuer and each Subsidiary of the Issuer that Guarantees any ABL Facility Claims.

“ABL Facility Hedging Obligations” means any Hedging Obligations of Horsehead or any ABL Facility Guarantor that are permitted to be incurred under clause (b)(8) of Section 4.08 hereof and that are secured by any Shared Collateral under the ABL Facility Collateral Documents pursuant to Permitted Liens subject to the ABL Intercreditor Agreement.

“ABL Facility Lenders” means the Persons holding ABL Facility Claims, including the ABL Administrative Agent.

“ABL Intercreditor Agreement” means the Intercreditor Agreement among the ABL Administrative Agent, the Collateral Agent, Horsehead and the ABL Facility Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)	Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means all 10.50% Senior Secured Notes due 2017 issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02 hereof.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.09, 4.11 and 4.14 hereof only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on June 1, 2015 (such redemption price being described under Section 3.01 hereof) if the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors) on or before April 1, 2014, or, the redemption price of such Note on June 1, 2016 (such redemption price being described under Section 3.01 hereof) if the Rutherford County Facility is not operating and fully operational (as determined in good faith by the Board of Directors) on or before April 1, 2014, plus (ii) all required interest payments due on such Note through June 1, 2015 or June 1, 2016, as applicable, (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means:

(1)	the sale, lease, conveyance, transfer or other voluntary disposition (whether in a single transaction or a series of related transactions) of assets or property (including by way of a sale and leaseback) by the Issuer or any of the Issuer’s Restricted Subsidiaries (each referred to in this definition as a “disposition”); and

(2)	the issuance of Capital Stock by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of the Issuer’s Restricted Subsidiaries of Capital Stock of any of the Issuer’s Subsidiaries (whether in a single transaction or a series of related transactions).

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1)	any disposition of property or assets between or among the Issuer and its Restricted Subsidiaries;

(2)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to clause (4) of the definition thereof;

(3)	any disposition of products, services or accounts receivable in the ordinary course of business (including in connection with the collection or compromise thereof) and any sale or other disposition of damaged, worn-out or obsolete property or assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);

(4)	an issuance of Capital Stock by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer or by the Issuer to a Restricted Subsidiary of the Issuer;

(5)	the lease, assignment, sublease, license or sublicense of any real, personal or intellectual property or other general intangible property in the ordinary course of business;

(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)	the granting of Liens permitted by the covenant described above under Section 4.13 hereof;

(8)	the sale or other disposition of cash or Temporary Cash Investments;

(9)	for the purposes of the covenant described under Section 4.11 hereof only a Restricted Payment that does not violate the covenant described under Section 4.09 hereof or a Permitted Investment;

(10)	foreclosures on assets or transfers by reason of eminent domain or similar governmental actions;

(11)	the sale or other disposition of the Monaca Facility; and

(12)	a single transaction or series of related transactions that involves assets or the issuance or sale of Capital Stock of any of the Issuer’s Restricted Subsidiaries having a fair market value of less than $5.0 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Bartlesville Facility” means the Issuer’s former zinc processing facility located in Bartlesville, Oklahoma.

“Beaumont Facility” means the Issuer’s former zinc recycling facility located in Beaumont, Texas.

“Board of Directors” means the Board of Directors of the Issuer or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to: (a) 85% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus (b) 70% of the book value of all inventory, net of reserves, owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a paying agent maintains its office).

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however, that any lease existing on the Issue Date that is not characterized as a Capitalized Lease Obligation on the Issue Date shall not be reclassified as a Capitalized Lease Obligation as a result of any changes in interpretive releases or literature regarding GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of any of the following events:

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of 50% or more of the voting power of the Voting Stock of such parent corporation);

(2)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(3)	the shareholders of the Issuer shall have approved any plan of liquidation or dissolution of the Issuer;

(4)	(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly Owned Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(5)	the occurrence of a “Fundamental Change” under the Convertible Notes Indenture.

“Clearstream” means Clearstream Banking, societe anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the assets of the Issuer or any Subsidiary Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secure the Indenture Obligations (which for the avoidance of doubt shall not include any Excluded Assets).

“Collateral Agent” means the collateral agent and any successor under this Indenture.

“Collateral Agreements” means, collectively, the Intercreditor Agreements, the Security Agreements, each Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuer or a Subsidiary Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, in each case, as the same may be in force from time to time.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to

(y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid) with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)	if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)

if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition or an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Issuer and its consolidated Restricted Subsidiaries which would properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries at such date, after eliminating:

(1)	all intercompany items between the Issuer and any Restricted Subsidiary; and

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of the Issuer and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by the Issuer or one of its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of the Issuer or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Issuer, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)	the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Issuer’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)	subject to the exclusion contained in clause (3) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any gain or loss realized upon the sale or other disposition of any assets of the Issuer or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business, or any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person or any gain or loss realized in connection with the early extinguishment of Indebtedness or any Hedging Obligations, together with any related provision for taxes on any such gain;

(4)	any non-cash goodwill or intangible asset impairment charges pursuant to FASB ASC 350; and

(5)	the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of the covenant set forth in Section 4.09 hereof only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Investments (other than Permitted Investments) made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Investments (other than Permitted Investments) made by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Investments (other than Permitted Investments) made by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(iv) of Section 4.09(a) hereof.

“Consolidated Net Tangible Assets,” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	non-controlling interests in Restricted Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Notes” means the $100.0 million aggregate principal amount of 3.80% Convertible Senior Notes due 2017, issued by the Issuer pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the Indenture, dated as of July 27, 2011, between the Issuer and U.S. Bank National Association, as trustee as in effect on the Issue Date, without giving effect to any amendments, supplements or modifications thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 100 Wall Street, Suite 1600, New York, New York 10005.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities (including the ABL Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facility Cash Management Obligations” means the ABL Facility Cash Management Obligations and the INMETCO Facility Cash Management Obligations.

“Credit Facility Hedging Obligations” means the ABL Facility Hedging Obligations and the INMETCO Facility Hedging Obligations.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code or any similar Federal or state law for the relief of debtors.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Consideration received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), 91 days after the Stated Maturity of the Notes.

Notwithstanding the preceding sentence:

(1)	any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock so long as the right to have such Capital Stock repurchased upon a change of control or asset sale are no more favorable to the holders thereof than the requirements set forth herein under Sections 4.10 and 4.11 hereof;

(2)	any Capital Stock issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3)	any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Issuer, any of its Subsidiaries or any parent in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus, to the extent deducted in calculating such Consolidated Net Income:

(1)	an amount equal to any extraordinary loss plus any net loss realized by the Issuer and any of its Restricted Subsidiaries in connection with an asset sale;

(2)	provision for taxes based on income or profits of the Issuer and its Restricted Subsidiaries for such period;

(3)	depreciation, amortization and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Issuer and its Restricted Subsidiaries for such period;

(4)	an amount equal to the loss on the extinguishment of debt;

(5)	any of the following non-recurring charges realized by the Issuer and any of its Restricted Subsidiaries:

(a)	any non-cash compensation expense recognized for grants of equity awards;

(b)	restructuring and other non-recurring expenses and extraordinary losses, including restructuring charges and asset impairment charges (including severance-related charges) associated with the Monaca Facility; and

(c)	unrealized losses associated with the Issuer’s hedging activities carried out in the ordinary course of business; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of income in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(7)	unrealized gains associated with the Issuer’s hedging activities carried out in the ordinary course of business.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)	vehicles and other property covered by certificates of title or ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;

(2)	fee interests in Non-Material Real Property and leasehold interests in real property with respect to which the Issuer or any Subsidiary Guarantor is a tenant or subtenant;

(3)

any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Issuer or any Subsidiary Guarantor is party; provided that the foregoing exclusions of this clause (3) shall in no way be construed to limit, impair, or otherwise affect any of the Collateral Agent’s or any Holder’s continuing security interests in and Liens upon any rights or interests of the Issuer or any Subsidiary Guarantor in or to (A) monies due or to become due under or in connection with any described asset, property right, lease, license, contract or agreement, or (B) any proceeds from the sale, license, lease, or other dispositions of any such asset, property right, lease, license, contract or agreement;

(4)	any asset or property right of any nature to the extent that any applicable law or regulation prohibits or restricts (including any requirements to obtain the consent of any governmental authority) the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided that the foregoing exclusions of this clause (4) shall in no way be construed to limit, impair, or otherwise affect any of the Collateral Agent’s or any Holder’s continuing security interests in and Liens upon any rights or interests of the Issuer or any Subsidiary Guarantor in or to (A) monies due or to become due under or in connection with any described asset or property right, or (B) any proceeds from the sale, license, lease, or other dispositions of any such asset or property right;

(5)	Capital Stock of (i) any Person (other than a Restricted Subsidiary), to the extent, and for so long as, such pledge is not permitted or is restricted by the terms of such Person’s organizational or joint venture documents or other agreements with holders of such Capital Stock and (ii) Horsehead Zinc Recycling, LLC, a Delaware limited liability company, or any successor thereof; provided that the foregoing exclusions of this clause (5) shall in no way be construed to limit, impair, or otherwise affect any of the Collateral Agent’s or any Holder’s continuing security interests in and Liens upon any rights or interests of the Issuer or any Subsidiary Guarantor in or to (A) monies due or to become due under or in connection with any such Capital Stock described in clause (i) hereof, or (B) any proceeds from the sale, license, lease, or other dispositions of any such Capital Stock described in clause (i) hereof;

(6)	any commercial tort claims, whether now owned or hereafter acquired, if the amount of such commercial tort claim does not exceed $2,500,000;

(7)	any intent-to-use trademark applications filed in the United States Patent and Trademark Office to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law; provided that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall cease to be considered an Excluded Asset;

(8)	the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

(9)	property and assets owned by the Issuer or any Subsidiary Guarantor that are the subject of Permitted Liens described in clause (10) or (11) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon or creates a right of termination in favor of any party (other than the Issuer or any Subsidiary Guarantor); and

(10)	(i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and Federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Issuer or any Subsidiary Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Issuer or any Subsidiary Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts;

provided, that notwithstanding the foregoing, no asset described in clauses (1) through (10) above shall constitute an “Excluded Asset” if such asset is subject to a Permitted Lien described in clause (1) of the definition thereof.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and the Original Issue Discount Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b) or 2.06(d) hereof.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of this Indenture.

“Hedging Contract” means any purchase or hedging agreement, arrangement or transaction related to the purchase or sale of zinc, nickel or other commodity used in the ordinary course of business, in each case, that is designed to provide protection against zinc, nickel or other commodity price fluctuations.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Horsehead” means Horsehead Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Issuer.

“Horsehead Security Agreement” means the Security Agreement, dated as of the Issue Date, made by Horsehead, the Issuer and the other ABL Facility Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Original Issue Discount Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

(6)	to the extent not otherwise included in the definition, Hedging Obligations of such Person;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)	all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date.

None of the following shall constitute Indebtedness:

(1)	Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP or from guarantees securing any obligations of the Issuer or any of its Subsidiaries pursuant to such agreements, Incurred or assumed in connection with the disposition or acquisition of any business, assets or Subsidiary of the Issuer, other than guarantees or similar credit support by the Issuer or any of its Subsidiaries of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2)	any trade payables or other similar liabilities to trade creditors and other accrued current liabilities Incurred in the ordinary course of business as the deferred purchase price of property;

(3)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(4)	amounts due in the ordinary course of business to other royalty and working interest owners;

(5)	obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

(6)	obligations (other than express Guarantees of Indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

(7)	obligations in respect of performance bonds provided by the Issuer or its Subsidiaries in the ordinary course of business and refinancing thereof;

(8)	obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided, however that such obligation is extinguished within ten Business Days of its Incurrence;

(9)	obligations in respect of any obligations under workers’ compensation laws and similar legislation; and

(10)	any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the “Derivatives and Hedging” topic of the FASC).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means the Notes, this Indenture, the Subsidiary Guarantees and the Collateral Agreements.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $175.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Cowen and Company, LLC, CRT Capital Group LLC, PNC Capital Markets LLC, FBR Capital Markets & Co. and Stifel, Nicolaus & Company, Incorporated.

“INMETCO” means The International Metals Reclamation Company, Inc., a Wholly Owned Subsidiary of the Issuer.

“INMETCO Agent” means the trustee, administrative agent, collateral agent, security agent or similar agent under the agreement pursuant to which the INMETCO Facility is incurred.

“INMETCO Collateral” means (i) all existing and future property and assets owned by each INMETCO Company, whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations and (ii) all Capital Stock of INMETCO owned by the Issuer, and all proceeds of any of the foregoing, in whatever form received (in each case, other than any Excluded Assets).

“INMETCO Companies” means INMETCO and the INMETCO Facility Guarantors (other than the Issuer).

“INMETCO Facility” means the term loan or revolving credit facility permitted to be incurred by INMETCO under clause (b)(1) of the covenant described under Section 4.08 hereof. and that is secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents pursuant to Permitted Liens described in clause (1) of the definition thereof, subject to the INMETCO Intercreditor Agreement.

“INMETCO Facility Cash Management Obligations” means any Cash Management Obligations of INMETCO or any INMETCO Facility Guarantor secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents pursuant to a Permitted Lien described in clause (9) of the definition thereof.

“INMETCO Facility Claims” means (a) Indebtedness owing by INMETCO and INMETCO Facility Guarantors under the INMETCO Facility Documents, (b) the INMETCO Facility Cash Management Obligations and the INMETCO Facility Hedging Obligations, and (c) all other Obligations of INMETCO and the INMETCO Facility Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above. INMETCO Facility

Claims shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant INMETCO Facility Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“INMETCO Facility Collateral Documents” has the meaning ascribed thereto in the INMETCO Intercreditor Agreement.

“INMETCO Facility Documents” means the agreement, document or instrument pursuant to which a Lien is granted securing any INMETCO Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an INMETCO Facility Hedging Obligation or INMETCO Facility Cash Management Obligation) providing for or evidencing any Obligation under any other INMETCO Facility Claim, and any other related document or instrument executed or delivered pursuant to any INMETCO Facility Document at any time or otherwise evidencing any INMETCO Facility Claims.

“INMETCO Facility Guarantors” means the Issuer and each Subsidiary of INMETCO that Guarantees any INMETCO Facility Claims.

“INMETCO Facility Hedging Obligations” means any Hedging Obligations of INMETCO or any INMETCO Facility Guarantor that are permitted to be incurred under clause (b)(8) of Section 4.08 hereof and that are secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents pursuant to Permitted Liens subject to the INMETCO Intercreditor Agreement.

“INMETCO Facility Lenders” means the Persons holding INMETCO Facility Claims, including the INMETCO Agent.

“INMETCO Intercreditor Agreement” means the Intercreditor Agreement among the INMETCO Agent, the Collateral Agent, INMETCO and the INMETCO Facility Guarantors, substantially in the form of Exhibit G hereto, dated as of the date of the effectiveness of the INMETCO Facility, as the same may be amended, supplemented or modified from time to time.

“INMETCO Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Issuer and the INMETCO Companies in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act, but is not also a QIB.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement and the INMETCO Intercreditor Agreement.

“Interest Payment Date” means June 1 and December 1 of each year to Stated Maturity; provided that if any such day is not a Business Day, the next succeeding Business Day.

“Interest Rate Agreement” means any non-speculative interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Issuer) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under Section 4.09 hereof:

(1)	“Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade” means (1) BBB — (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means June 1, 2017.

“Maximum Credit Facility Principal Amount” means the maximum aggregate principal amount of Indebtedness permitted under the ABL Credit Agreement, the other ABL Facility Documents and the INMETCO Facility Documents pursuant to clause (b)(1) of Section 4.08.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Monaca Facility” means the Issuer’s zinc smelter and refinery facility located in Monaca, Pennsylvania.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Material Real Property” means (1) the Monaca Facility, (2) the Bartlesville Facility, (3) the Beaumont Facility and (4) any other real property with a fair market value, including any improvements thereon before or after the acquisition thereof, of less than $2.0 million.

“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Issuer or any Subsidiary Guarantor incurred in connection with the acquisition by the Issuer or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in a Permitted Business (including office buildings and other real property used by the Issuer or such Subsidiary Guarantor in conducting its operations) with respect to which:

(1)	the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Issuer nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(2)	no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Issuer or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, treated as single class of securities, as amended or supplemental from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest (including in the case of Obligations in respect of the Notes all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate specified in this Indenture or the Notes, even if such interest is not enforceable, allowable or allowed as claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes hereunder.

“Offering Memorandum” means the offering memorandum of the Issuer, dated July 19, 2012, as used in connection with the Offering.

“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means with respect to the Issuer or any other obligor upon the Notes, a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Original Issue Discount Legend” means the legend set forth in Section 2.06(f)(4) hereof.

“Pari Passu Lien Indebtedness” means, collectively, Indebtedness or other obligations in respect of (i) the Notes, this Indenture and the Subsidiary Guarantees and (ii) any Additional Notes and other Indebtedness or other obligations having Pari Passu Lien Priority relative to the Notes with respect to some or all of the Collateral; provided that the authorized representative in respect of such Indebtedness is a party (directly or through a Joinder Agreement) to the ABL Intercreditor Agreement and/or the INMETCO Intercreditor Agreement, as applicable.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having (or purporting to have) a Lien priority equal to that of the Lien securing the Notes Obligations on some or all of the Collateral and subject to the ABL Intercreditor Agreement and/or the INMETCO Intercreditor Agreement, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to Depositary, shall include Euroclear and Clearstream).

“Permitted Business” means the business conducted by the Issuer and its Subsidiaries on the Issue Date, any business that is related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become related to environmental services, metals processing and metals reclamation and all related activities incidental thereto.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)	the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3)	Temporary Cash Investments;

(4)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	loans and advances (including payroll advances) to, or guarantees provided for the benefit of, officers, directors and employees for travel, entertainment, relocation and other business expenses Incurred in the ordinary course of business;

(6)	any Investments (A) acquired in exchange for any other Investment or accounts receivable (including obligations of trade creditors or customers that were Incurred in the ordinary course of business) held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) acquired as a result of a foreclosure by the Issuer or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (C) received in compromise or resolution of litigation, arbitration or other disputes;

(7)	securities or other assets, including earn-outs, not constituting cash or Temporary Cash Investments and received in connection with an Asset Disposition that was made pursuant to and in compliance with Section 4.11 hereof;

(8)	Investments made pursuant to Hedging Obligations of the Issuer and the Restricted Subsidiaries;

(9)	in connection with the management of employee benefit trust funds of the Issuer or any Subsidiary Guarantor, Investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds;

(10)	repurchases of the Notes;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any replacement, refunding, refinancing, extension, modification or renewal thereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12)	Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)	loans and advances to, or guarantees provided for the benefit of, officers, directors and employees to fund such Person’s purchase of Capital Stock of the Issuer in an aggregate amount not to exceed $1.0 million outstanding at any one time under this clause (13);

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or purchases of contract rights or licenses of intellectual property, in each case, in the ordinary course of business;

(15)	Investments consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(16)	any Guarantee of Indebtedness permitted to be Incurred by Section 4.08 hereof; or

(17)	other Investments (including Investments in joint ventures) in an aggregate amount not to exceed the greater of (x) $20.0 million and (y) 3.75% of Consolidated Net Tangible Assets, in each case, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Credit Facilities incurred pursuant to clause (b)(1) of Section 4.08 hereof; provided, that such Liens are subject to the ABL Intercreditor Agreement and/or the INMETCO Intercreditor Agreement, as applicable;

(2)	Liens existing as of the Issue Date (other than the Liens described in clauses (1) and (3));

(3)	Liens securing the Notes (excluding any Additional Notes), any Subsidiary Guarantee and other obligations arising under this Indenture, the Subsidiary Guarantees and the other Indenture Documents;

(4)	any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Issuer or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not Incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Issuer or the Restricted Subsidiaries;

(5)	any Lien existing on any property (including Capital Stock) at the time of the acquisition thereof (and not Incurred in anticipation of or in connection with such transaction); provided that such Liens are not extended to other property of the Issuer or the Restricted Subsidiaries;

(6)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor encroachments or defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens for taxes, assessments or other governmental charges, claims or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(8)	Liens Incurred to secure judgment and attachment Liens or in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(9)	Liens securing Hedging Obligations or Cash Management Obligations which are otherwise permitted under this Indenture; provided that (i) Liens securing ABL Facility Cash Management Obligations or ABL Facility Hedging Obligations are subject to the ABL Intercreditor Agreement and (ii) Liens securing the INMETCO Facility Cash Management Obligations or INMETCO Facility Hedging Obligations are subject to the INMETCO Intercreditor Agreement;

(10)	Liens securing Non-recourse Purchase Money Indebtedness and Capital Lease Obligations Incurred pursuant to clause (b)(6) of Section 4.08 hereof; provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations;

(11)	Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Issuer or any Restricted Subsidiary in the ordinary course of business of fixed assets used in a Permitted Business (including the office buildings and other real property used by the Issuer or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(12)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Issuer or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of Section 4.09 hereof;

(13)	Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

(14)	Liens to secure any permitted extension, renewal, refinancings, refundings or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (10), (11), (24), (25) and (26); provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens in favor of the Issuer or a Restricted Subsidiary;

(16)	claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (B) if a final judgment is entered and such judgment is discharged within forty five (45) days of entry, or (C) the payment of which is covered in full (subject to customary deductible) by insurance;

(17)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries;

(18)	Liens on the equity interests or assets of Unrestricted Subsidiaries or any Person who is not a Subsidiary of the Issuer;

(19)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, Incurred in the ordinary course of business;

(20)	Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(21)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(23)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with performance, bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(24)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (b)(13) of Section 4.08 hereof;

(25)	Liens on assets of the Issuer or any of its Restricted Subsidiaries securing up to $15.0 million of Indebtedness incurred pursuant to clause (b)(14) of Section 4.08 hereof;

(26)	other Liens not otherwise permitted hereunder with respect to Indebtedness that does not in the aggregate exceed at any one time outstanding the greater of (x) $15.0 million and (y) 2.75% of Consolidated Net Tangible Assets at the time of Incurrence of any Indebtedness secured by a Lien permitted by this clause (26); and

(27)	Liens to secure Indebtedness Incurred pursuant to clause (b)(12) of Section 4.08 hereof.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

The term “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	such Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has an Weighted Average Life to Maturity that is (a) equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being Refinanced or (b) more than ninety (90) days after the final maturity date of the Notes;

(2)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(3)	if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)	such Refinancing Indebtedness is Incurred either by the Issuer or by the Restricted Subsidiary of the Issuer that was the obligor on the Indebtedness being Refinanced and is guaranteed only by Persons who were obligors on the Indebtedness being Refinanced;

(5)	to the extent such Refinancing Indebtedness is secured, the Lien securing such Refinancing Indebtedness has a Lien priority equal with or junior to the Liens securing the Indebtedness being Refinanced; and

(6)	if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of “Non-recourse Purchase Money Indebtedness”; provided further, however, that Refinancing Indebtedness shall not include:

(x)	Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 4.08 hereof; or

(y)	Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Original Issue Discount Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend, the Regulation S Temporary Global Note Legend and Original Issue Discount Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof.

“Restricted Definitive Note” means a Definitive Note bearing the Placement Legend and the Original Issue Discount Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the Original Issue Discount Legend.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment (a) in connection with any merger or consolidation involving such Person or (b) of any cash or other property in respect of shares of Capital Stock otherwise issuable upon the conversion or exercise of any right, warrant, option, or convertible or exchangeable debt or equity security) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person;

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than amounts owed to the Issuer or a Subsidiary Guarantor or the purchase, repurchase or other acquisition of Subordinated Obligations of such Person purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Period” means the forty (40) day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Rutherford County Facility” means the Issuer’s new zinc plant, being constructed as of the Issue Date in Rutherford County, North Carolina.

“S&P” means Standard & Poor’s Ratings Group.

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuer and/or the Restricted Subsidiaries secured by a Lien to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means (i) the Horsehead Security Agreement, (ii) the INMETCO Security Agreement and (iii) any other security agreement pursuant to which a Lien is granted by the Issuer or a Subsidiary Guarantor on any Collateral to secure any Indenture Obligations, in each case, as amended or supplemented from time to time in accordance with its terms.

“Shared Collateral” means all of the assets of Horsehead or any ABL Facility Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the ABL Facility Claims and the Indenture Obligations and including, without limitation, all proceeds and products thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Stock Offering” means a primary offering, whether public or private, of shares of common stock of the Issuer.

“Subordinated Obligation” means any Indebtedness of the Issuer or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is contractually subordinate in right of payment to, in the case of the Issuer, the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executes this Indenture as a guarantor and each other Subsidiary of the Issuer that thereafter guarantees the Notes pursuant to the terms of this Indenture.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) hereof;

(3)	repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(5)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6)	investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of “A3” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(7)	obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(8)	obligations of United States government-sponsored enterprises, Federal agencies, and Federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(9)	debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(10)	preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(11)	investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(12)	Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments, provided that investments described in clauses (7) through (12) above are restricted to obligations rated no lower than A-3 or P-1 by Moody’s or A- or A-1 by S&P.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2015 or June 1, 2016, as applicable; provided, however, that if the period from the redemption date to June 1, 2015 or June 1, 2016, as applicable, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear Interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2015 or June 1, 2016, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the Corporate Trust Office of the Trustee or the Collateral Agent (or any successor group of the Trustee), as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness under clause (a) of Section 4.08 hereof or the Consolidated Coverage Ratio would be equal to or greater than it was immediately prior to giving effect to such designation and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

Section 1.02  Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.14
“Acceptable Commitment”	4.11
“Asset Disposition Offer”	4.11
“Authenticating Agent”	2.02
“Cash Consideration”	4.11
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“covenant defeasance option”	8.01
“CUSIP”	2.12
“Definitive Notes”	2.06
“Events of Default”	6.01
“Excess Proceeds”	4.11
“Initial Default”	6.01
“Incurrence”	Definition of the term “Incur”
“Issuer”	Preamble
“legal defeasance option”	8.01
“Legal Holiday”	12.05
“Paying Agent”	2.03
“Payment Default”	6.01
“Premises”	4.17

Term	Defined in Section
“Redemption Date”	3.01
“Register”	2.03
“Registrar”	2.03
“Reversion Date”	4.21
“Subsidiary Guarantee”	10.01
“Successor Company”	5.01
“Suspended Covenants”	4.21
“Suspension Event”	4.21

Section 1.03  Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and words in the plural include the singular;

(v) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vi) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”

(vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(viii) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE II

THE NOTES

Section 2.01  Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, the Intercreditor Agreements, the Applicable Procedures or stock exchange rules or usage. Each Note will be dated the date of its authentication.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated prior to the stated 40 day period upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02  Execution and Authentication; Additional Notes; Aggregate Principal Amount.

An Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Issuer may, subject to compliance with Sections 4.08 and 4.13 hereof, issue Additional Notes in an unlimited amount under this Indenture.

The Trustee shall authenticate the Initial Notes for original issue in the aggregate principal amount not to exceed $175.0 million and one or more series of Additional Notes in each case upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Sections 4.08 and 4.13 hereof. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03  Registrar and Paying Agent.

The Issuer shall maintain an office or agency which shall initially be the office of the Corporate Trust Office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Issuer.

Section 2.04  Obligations of Paying Agent.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06  Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for certificated Notes in fully registered form without interest coupons (“Definitive Notes”) if:

(1) the Depositary notifies the Issuer that it is unwilling or unable to continue as depository for the Global Notes and a successor Depositary is not appointed by the Issuer within ninety (90) days of such notice;

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Notes issued under Regulation S be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuer, the Trustee, Paying Agent, nor any agent of the Issuer shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(iii) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Officers’ Certificate pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Officers’ Certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(i) and (iii) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Officers’ Certificate pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Officers’ Certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(ii) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(iv) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, and in the case of clause (iii) above, the Regulation S Global Note and, in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(iii) if the transfer will be made to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) hereof; or

(iv) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably satisfactory to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(i) Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(4) Original Issue Discount Legend. Each Global Note and each Definitive Note shall bear a legend in substantially the following form:

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE, PLEASE CONTACT THE ISSUER AT HORSEHEAD HOLDING CORP., 4955 STEUBENVILLE PIKE, SUITE 405, PITTSBURGH, PENNSYLVANIA 15205, ATTN: CHIEF FINANCIAL OFFICER.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Officers’ Certificate in accordance with Section 2.02 hereof.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.11 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes, made in accordance with this Section 2.06, will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer shall be required:

(i) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any mailing of a notice of redemption of Notes under Section 3.03 hereof and ending at the close of business on the mailing of such notice of redemption;

(ii) to register the transfer of or to exchange any Note called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(10) Each Holder agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(11) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07  Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuer upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Issuer, entitled to the benefits of this Indenture.

Section 2.08  Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09 and Section 2.11 hereof, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest, due on the Notes payable on that date and is not prohibited from paying such U.S. Legal Tender or U.S. Government Obligations to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09  Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10  Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of certificates representing Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02 hereof certificates representing Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as certificates representing Notes.

Section 2.11  Cancellation.

The Issuer at any time may deliver Notes previously authenticated hereunder to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07 hereof, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11 hereof. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuer, shall return the same to the Issuer (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

Section 2.12  CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13  Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

ARTICLE III

REDEMPTION

Section 3.01  Redemption.

(a) Optional Redemption on or after June 1, 2015. Except as set forth in Sections 3.01(b) and (c) hereof, the Notes shall not be redeemable at the option of the Issuer prior to June 1, 2015. So long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2015, at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price
2015	105.250%
2016 and thereafter	100.000%

If the Rutherford County Facility is not operating and fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2016, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 105.25%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Optional Redemption Upon Stock Offerings. At any time, or from time to time, prior to June 1, 2015, the Issuer may, at its option, on one or more occasions, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 110.50%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Notes held, directly or indirectly, by the Issuer or its Affiliates) and each such redemption occurs within ninety (90) days after the date of consummation of the related Stock Offering.

(c) Optional Redemption prior to June 1, 2015. So long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2015, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If the Rutherford County Facility is not operating and fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2016, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If an optional redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(d) Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer or any of its Affiliates may, at any time, and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 3.02  Selection of Notes to be Redeemed.

If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer, the Registrar and each Paying Agent promptly of the Notes or portions of Notes to be redeemed.

Section 3.03  Notice of Redemption.

Notices of redemption will be mailed by electronic transmission (for Notes held in book-entry form) or first class mail at least thirty (30) but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer’s written request delivered at least two (2) Business Days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense, provided that the Issuer’s request to the Trustee contains the information listed in clauses (1) through (8) below. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest to be paid to (but not including) the Redemption Date;

(3) the name and address of the Paying Agent;

(4) the CUSIP number;

(5) the subparagraph of the Notes pursuant to which such redemption is being made;

(6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest to (but not including) the Redemption Date;

(7) that, unless the Issuer fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05 hereof, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed; and

(8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

Section 3.04  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05  Deposit of Redemption Price.

Not later than 11:00 a.m. New York City time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

If the Issuer complies with this Section 3.05, then the Notes to be redeemed shall cease to accrue interest on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06  Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

Section 4.01  Payment of Notes.

The Issuer shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, premium, if any, and interest, on, the Notes shall be considered paid on the date it is due if the

Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such U.S. Legal Tender to the Holders pursuant to the terms of this Indenture. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

Section 4.02  Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03 hereof. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

Section 4.03  Corporate Existence.

Except as otherwise permitted by Article IV, Article V and Article X, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect (i) its corporate existence and the limited liability company, corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such material right, license or franchise, or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.04  Payment of Taxes and Other Claims.

The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse to any material respect to the Holders of the Notes.

Section 4.05  [Reserved]

Section 4.06  Compliance Certificate; Notice of Default.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer commencing with the fiscal year ending December 31, 2012, an Officers’ Certificate stating that in the course of the performance by each signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default, a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of each signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and whether or not each signer knows of any Default or Event of Default that occurred during the previous fiscal year. If so, the Officers’ Certificate shall describe the Default or Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

(b) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Issuer that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten (10) Business Days of any such Officer becoming aware of such occurrence.

Section 4.07  Waiver of Stay, Extension or Usury Laws.

The Issuer and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive the Issuer or Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that they may lawfully do so) the Issuer and the Subsidiary Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08  Limitation on Indebtedness.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness and shall not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that the Issuer or a Subsidiary Guarantor may Incur Indebtedness and any Subsidiary Guarantor shall be entitled to issue any Preferred Stock if, on the date of such Incurrence and after giving effect thereto (including after giving pro forma effect to the application of the net proceeds therefrom as set forth in the definition of Consolidated Coverage Ratio), the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0.

(b) The limitation described in the foregoing paragraph (a) shall not prohibit the following Indebtedness:

(1) Indebtedness and letters of credit and bankers’ acceptances (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) of the Issuer or any Subsidiary Guarantor Incurred pursuant to any Credit Facility (excluding all Credit Facility Cash Management Obligations and Credit Facility Hedging Obligations), so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities Incurred pursuant to this clause (1) does not, at any one time, exceed the greatest of (x) $80 million less the aggregate sum of all principal payments actually made with respect to such Indebtedness pursuant to a prepayment of Indebtedness and accompanying permanent reduction in commitments under the ABL Credit Agreement or the INMETCO Facility pursuant to Section 4.11 hereof, (y) the Borrowing Base as of the date of such Incurrence or (z) an additional amount such that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the net proceeds therefrom, the Secured Leverage Ratio would not exceed 1.5 to 1.0; provided that any Refinancing Indebtedness in respect of Indebtedness Incurred under this clause (z) shall only be permitted to be Incurred under clause (5) of this Section 4.08(b);

(2) Indebtedness owed to and held by the Issuer or any Restricted Subsidiary and the issuance by any Restricted Subsidiary to the Issuer or any Restricted Subsidiary of shares of Preferred Stock; provided, however, that (a) if owing by the Issuer or any Subsidiary Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Issuer under the Notes and the other Indenture Documents or such Subsidiary Guarantor under its Subsidiary Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Issuer or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clauses (1), (3) or (24) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (2) by the issuer of such Indebtedness;

(3) Indebtedness represented by the Notes (other than any Additional Notes) and the related Subsidiary Guarantees;

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) of this Section 4.08(b));

(5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to this clause (5) or clauses (1)(z), (3), (4), (6), (10), (13) and (14) of this Section 4.08(b);

(6) Non-recourse Purchase Money Indebtedness and Capital Lease Obligations Incurred by the Issuer or any Restricted Subsidiary, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6), including all Refinancing

Indebtedness which serves to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6), and then outstanding on the date of such Incurrence does not exceed the greater of (a) $10.0 million and (b) 2.0% of Consolidated Net Tangible Assets;

(7)(i) Guarantees by the Issuer or any Subsidiary Guarantor of any Indebtedness of the Issuer or any other Subsidiary Guarantor that is permitted to be Incurred by another provision of this Indenture; and (ii) Guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that, in each case, if the Indebtedness being Guaranteed is contractually subordinated to or pari passu with the Notes or a Subsidiary Guarantee, then the Guarantee Incurred pursuant to this clause (7) shall be contractually subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(8) Indebtedness pursuant to (a) Hedging Obligations (including Credit Facility Hedging Obligations) entered into in the ordinary course of the Issuer’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture and (b) all Cash Management Obligations (including Credit Facility Cash Management Obligations) owing by the Issuer or its Restricted Subsidiaries;

(9) Indebtedness in respect of bid, performance, appeal or surety obligations and other similar types of obligations issued by or for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice, including Guarantees and letters of credit functioning as or supporting such bid, performance, appeal or surety obligations;

(10) Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Issuer or otherwise became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a subsidiary of the Issuer or was otherwise acquired by the Issuer), provided that after giving effect thereto, (a) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test in Section 4.08(a) hereof, or (b) the Consolidated Coverage Ratio would be no worse than immediately prior thereto;

(11) Indebtedness consisting of promissory notes issued by the Issuer or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Issuer permitted by clause (b)(4) of Section 4.09 hereof;

(12) Indebtedness of the Issuer and any Restricted Subsidiary of the Issuer to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge the Notes under Articles VIII or XI hereof;

(13) Indebtedness of Foreign Subsidiaries of the Issuer in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13), including all Refinancing Indebtedness Incurred which serves to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (13), and then outstanding on the date of such Incurrence, does not exceed the greater of (x) $20 million and (y) 3.75% of Consolidated Net Tangible Assets; and

(14) Indebtedness of the Issuer and any Subsidiary Guarantor or the issuance of any Preferred Stock by any Subsidiary Guarantor, in an aggregate outstanding principal amount or liquidity preference amount which, when taken together with the principal amount of all other Indebtedness Incurred or liquidation preference amount of Preferred Stock issued pursuant to this clause (14), including all Refinancing Indebtedness Incurred which serves to refund, refinance or replace any Indebtedness Incurred or Preferred Stock issued pursuant to this clause (14), and then outstanding on the date of such Incurrence, does not exceed the sum of (x) $40.0 million plus (y) 75% of the Net Cash Proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Capital Stock of the Issuer or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Capital Stock to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clause (a)(3)(ii) of Section 4.09 hereof, to the extent such Net Cash Proceeds or cash have not been applied to (A) make Restricted Payments or to make other Investments, payments or exchanges pursuant to clause (b) of Section 4.09 hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (2) of the definition thereof) or (B) redeem Notes in compliance with the provisions of Section 3.01 hereof.

(c) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.08(b)(1) through (14) hereof or is entitled to be Incurred pursuant to Section 4.08(a) hereof, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.08 (including splitting into multiple exceptions) and shall only be required to include the amount and type of such Indebtedness in one of such clauses of Section 4.08(b) or pursuant to Section 4.08(a) hereof; provided that all Indebtedness under the ABL Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date pursuant to Section 4.08(b)(1) hereof and the Issuer shall not be permitted to later reclassify all or any portion of such Indebtedness under the ABL Credit Agreement outstanding on the Issue Date.

(d) The Issuer shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly Incur any Indebtedness that is contractually subordinated in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be; provided that (i) unsecured Indebtedness shall not be treated as contractually subordinated to any other Indebtedness merely because it is unsecured; and (ii) Indebtedness shall not be treated as contractually subordinated in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. dollar equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. dollar equivalent was determined based on a currency agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. dollar equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred. The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in exchange rates or currency values.

Section 4.09   Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.08(a) hereof; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(i) 50% of the aggregate Consolidated Net Income of the Issuer accrued on a cumulative basis from the beginning of the fiscal quarter commencing immediately prior to the Issue Date and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds, and the fair market value of property and marketable securities, received by the Issuer subsequent to the Issue Date as a contribution to its common equity capital or from the issuance or sale of its Capital Stock or sale of convertible or exchangeable Capital Stock

(other than Disqualified Stock) or debt securities of the Issuer (in each case that have been converted into or exchanged for Capital Stock of the Issuer); other than (w) an issuance or sale to a Subsidiary of the Issuer, (x) an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees, (y) any Net Cash Proceeds of Stock Offerings to the extent used to redeem Notes in compliance with Section 3.01 hereof; and (z) any Net Cash Proceeds to the extent such Net Cash Proceeds have been used to Incur Indebtedness pursuant to Section 4.08(b)(14) hereof;

(iii) the amount of any Indebtedness of the Issuer issued after the Issue Date (other than Indebtedness issued to a Subsidiary of the Issuer) which has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock); provided that such Indebtedness is retired or extinguished; and

(iv) an amount equal to the sum of (i) the net reduction in Investments made subsequent to the Issue Date by the Issuer or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary after the Issue Date; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of the foregoing Section 4.09(a) shall not prohibit:

(1) dividends or other distributions paid or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at such date of declaration or notice, such dividend or redemption payment would have complied with this covenant; provided, however, that such dividend or redemption payment shall be included in the calculation of the amount of Restricted Payments;

(2) the making of any Restricted Payment in exchange for, or out of or with an amount of cash equal to the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments, (B) will not be considered to be Net Cash Proceeds of a Stock Offering for purposes of Section 3.01 hereof, (C) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.09(a)(3)(ii) hereof (but only to the extent that such Net Cash Proceeds were used to make a Restricted Payment as provided in this Section 4.09(b)(2)) and (D) will not be considered to be Net Cash Proceeds for purposes of Section 4.08(b)(14) hereof;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations that constitute Refinancing Indebtedness of the Issuer; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4) the repurchase, redemption, cancellation or other acquisition or retirement of any Capital Stock of the Issuer or any of its Subsidiaries from any future, current or former officer, director, employee or consultants of the Issuer or any of its Subsidiaries (or their permitted transferees, assigns, estates or heirs), pursuant to any management equity plan, stock option plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any other management or employee benefit plan, agreement or arrangement; provided, however, that the aggregate price paid for all such repurchased, redeemed, cancelled, acquired or retired Capital Stock under this clause (4) shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year and no further); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed: (i) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after the Issue Date to the extent the Net Cash Proceeds from the sale of Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to Sections 4.09(a)(3)(ii) or 4.09(b)(2) hereof; plus (ii) the cash proceeds of “key man” life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; provided further, however, that such repurchases, redemptions, cancellations or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;

(5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with the Consolidated Coverage Ratio test described in Section 4.08(a) hereof; provided, however, that such declaration and payment shall be excluded in the calculation of the amount of Restricted Payments;

(6) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the Holders of its Capital Stock on a pro rata basis; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants or similar stock-based instruments to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants or similar stock-based instruments or in connection with a gross-up or tax withholding related to such Capital Stock; provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9) cash payments in respect of, or in connection with, any conversion, repayment, redemption, repurchase or other acquisition or retirement of the Convertible Notes, in an aggregate amount not to exceed the principal amount of such Convertible Notes provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(10) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation or Disqualified Stock pursuant to provisions similar to those Sections 4.10 and 4.11 hereof; provided that a Change of Control Offer or Asset Disposition Offer, as applicable, has been made and all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or Asset Disposition Offer, as applicable, have been repurchased, redeemed or acquired for value; provided, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(11) at any time on or after January 1, 2014, so long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer), the payment of dividends or distributions on the Issuer’s common equity of up to $5.0 million in any calendar year; provided, however, that such payment shall be included in the calculation of the amount of Restricted Payments; or

(12) other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Issuer. The Board of Directors’ determination must be based upon an opinion or approval issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15 million.

Section 4.10  Repurchase upon Change of Control.

(a) Upon the occurrence of a Change of Control, unless the Issuer at such time has given notice of redemption pursuant to Section 3.01 hereof with respect to all outstanding Notes, the Issuer shall make an offer to purchase all of the Notes as described below (the “Change of Control Offer”), at a purchase price in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within thirty (30) days following a Change of Control, unless the Issuer at such time has given notice of redemption pursuant to Section 3.01 hereof with respect to all outstanding Notes, the Issuer shall mail by electronic transmission (for Notes held in book-entry form) or first class mail a notice to each Holder with a copy to the Trustee. Such notice shall state:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”); and

(4) the instructions determined by the Issuer, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.

(c) If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Issuer shall modify such notice to the extent necessary to comply with the Applicable Procedures.

(d) On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Issuer shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Notes not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Issuer to the Holders thereof. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

(e) Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall promptly be returned by the Trustee to the Issuer.

(f) Neither the Board of Directors of the Issuer nor the Trustee may waive the Issuer’s obligation to offer to purchase the Notes pursuant to this Section 4.10.

(g) The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

(h) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer or (2) a notice of redemption has been given to the Trustee with respect to all of the Notes pursuant to Section 3.03 hereof unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.11  Limitation on Sales of Assets and Subsidiary Stock.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition in good faith by an Officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, or the Board of Directors if the Asset Disposition exceeds $20.0 million, which determination shall be conclusive evidence of compliance with this provision), of the equity and assets subject to such Asset Disposition;

(2) at least 75% of the consideration received by the Issuer or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be), at its option:

(i) to the extent the property that is subject to such Asset Disposition constitutes ABL Facility Priority Shared Collateral, to repay or prepay Indebtedness under the ABL Credit Agreement within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment or repayment permanently retires, or reduces the related loan commitment for, such Indebtedness in an amount equal to the principal amount so prepaid or repaid;

(ii) to the extent the property that is subject to such Asset Disposition constitutes INMETCO Collateral, to repay or prepay Indebtedness under the INMETCO Facility within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided such prepayment or repayment permanently retires, or reduces the related loan commitment for, such Indebtedness in an amount equal to the principal amount so prepaid or repaid;

(iii) to the extent the Issuer elects, to acquire Additional Assets in a Permitted Business within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(iv) to make a capital expenditure;

(v) to the extent the property that is subject to such Asset Disposition does not constitute Collateral, to repay Indebtedness and other Obligations of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor (other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer);

(vi) to the extent the property that is subject to such Asset Disposition does not constitute Collateral, to repay (i) Indebtedness or other Obligations of the Issuer that rank pari passu with the Notes or (ii) Indebtedness and other Obligations of a Subsidiary Guarantor that rank pari passu with such Subsidiary Guarantor’s Subsidiary Guarantee (other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer); provided that the Issuer shall equally and ratably redeem or repurchase the Notes pursuant to Section 3.01 hereof or by making an offer (in accordance with the procedures set forth in Section 4.11(b) hereof for an Asset Disposition Offer) to all holders to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repayment; or

(vii) to make a combination of repayments and investments permitted by the foregoing clauses (i) through (vi).

Pending application of Net Available Cash pursuant to this Section 4.11(a)(3), such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of Section 4.11(a), the following shall be deemed to be cash or Temporary Cash Investments: (i) any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, of the Issuer or any Restricted

Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries of the Issuer have been released; (ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 180 days after the closing of such Asset Disposition, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; or (iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding not to exceed $15.0 million with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” Within thirty (30) days of the date on which the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, or on any earlier date, if the Issuer so elects, the Issuer shall make such offer to purchase Notes (an “Asset Disposition Offer”) and any other Pari Passu Lien Indebtedness of the Issuer containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, provided, however, that if during such 365-day period referenced in clause (3)(iii) of Section 4.11(a) hereof, the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Available Cash in accordance with the requirements of clause (3)(iii) of Section 4.11(a) hereof within 180 days of such commitment (an “Acceptable Commitment”), such 365-day period will be extended with respect to the amount of Net Available Cash so committed for a period not to exceed 180 days until such Net Available Cash are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement), and shall purchase Notes tendered pursuant to an Asset Disposition Offer by the Issuer for the Notes (and such other Pari Passu Lien Indebtedness of the Issuer) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Pari Passu Lien Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Lien Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of such an Asset Disposition Offer to purchase, Excess Proceeds will be deemed to be reset to zero. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Section 4.12  Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (A) to pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Issuer or a Restricted Subsidiary, (B) to make any loans or advances to the Issuer or a Restricted Subsidiary or (C) to transfer any of its property or assets to the Issuer or a Restricted Subsidiary, except:

(1) any encumbrance or restriction in an agreement in effect on the Issue Date (including, without limitation, pursuant to or required by the ABL Credit Agreement or related documents as in effect on the Issue Date);

(2) any encumbrance or restriction with respect to or pursuant to an instrument relating to any Indebtedness or Capital Stock of a Person in effect on or prior to the date on which such Person was acquired by the Issuer or became a Restricted Subsidiary of the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer);

(3) any such encumbrance or restriction consisting of customary nonassignment provisions in leases, subleases or licenses to the extent such provisions restrict the transfer of the lease or the property or assets subject to such agreements;

(4) in the case of clause (C) above, any encumbrances or restrictions related to purchase money obligations or other Obligations described in Section 4.08(b)(6) hereof for property so acquired that in each case impose restrictions of the nature described in clause (C) above on the property so acquired;

(5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) any encumbrance or restriction existing under or by reason of applicable law, rule, regulation or order;

(7) any encumbrance or restriction existing under or by reason of any other agreements governing Indebtedness permitted to be Incurred pursuant to Section 4.08 hereof that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date under the ABL Credit Agreement (as determined in good faith by the Board of Directors of the Issuer);

(8) Liens permitted to be Incurred under Section 4.13 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(11) any encumbrance or restriction in this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Agreements; and

(12) any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals or refinancings (regardless of whether the principal amount of underlying Indebtedness is increased or decreased) of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.13  Limitation on Liens.

The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Issuer or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom.

Section 4.14  Limitations on Affiliate Transactions.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million unless the terms thereof:

(1) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $20.0 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(3) if such Affiliate Transaction involves an amount in excess of $45.0 million, have been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) shall not prohibit:

(1) the sale to an Affiliate of the Issuer of Capital Stock of the Issuer that does not constitute Disqualified Stock, and the sale to an Affiliate of the Issuer of Indebtedness (including Disqualified Stock) of the Issuer in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

(2) transactions contemplated by any employee compensation arrangement, employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement (including, but not limited to, vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans, and stock option, stock ownership or similar plans) entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(3) the payment of reasonable compensation, fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) to officers, directors, employees or consultants of the Issuer and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Issuer or senior management thereof;

(4) transactions between or among the Issuer and its Restricted Subsidiaries;

(5) Permitted Investments and Restricted Payments that are permitted by Section 4.09 hereof;

(6) payments, loans (or cancellation of loans) or advances to employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer which are approved by the Board of Directors of the Issuer and are otherwise permitted under this Indenture, but in any event in an amount not to exceed $10.0 million in an aggregate principal amount outstanding at any one time;

(7) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock of, or controls, such Person;

(8) any issuance of Capital Stock (other than Disqualified Stock) of the Issuer to any director, officer, employee or consultant of the Issuer or its Subsidiaries or any other Affiliates of the Issuer;

(9) payments made or performance under any agreement as in effect on the Issue Date or any amendment thereto or renewal or replacement thereof (so long as any such amendment, renewal, or replacement is not disadvantageous to the Holders of the Notes when taken as a whole as compared to the applicable agreements as in effect on the Issue Date);

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the Officers thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(11) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from a nationally recognized investment banking firm or qualified independent appraiser stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(12) pledges of Capital Stock of Unrestricted Subsidiaries; and

(13) any contribution to the capital of the Issuer.

Section 4.15  Limitation on Sale and Leaseback Transactions.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale/ Leaseback Transaction if:

(1) the Issuer or such Restricted Subsidiary could have (a) Incurred the Indebtedness attributable to such Sale/Leaseback Transaction pursuant to Section 4.08 hereof and (b) Incurred a Lien to secure such Indebtedness pursuant to Section 4.13 hereof;

(2) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value of the asset that is the subject of such Sale/Leaseback Transaction; and

(3) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 4.11 hereof.

Section 4.16  Future Subsidiary Guarantors.

(a) If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Domestic Restricted Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary that is a Domestic Subsidiary is redesignated a Restricted Subsidiary or (c) any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) Guarantees any Indebtedness of the Issuer then, in each such case, the Issuer shall, within thirty (30) days following such event, cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee on a senior secured basis all of the Issuer’s obligations under the Notes and this Indenture;

(2) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreements or by law;

(3) take such further action and execute and deliver such other documents specified in this Indenture, the Intercreditor Agreements or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee.

(b) Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c) Each Subsidiary Guarantee shall be automatically released in accordance with the provisions of Section 10.02 hereof.

Section 4.17  Real Estate Mortgages and Filings.

With respect to any fee interest in (x) any real property other than Excluded Assets or (y) any real property which is subject to a Permitted Lien described in clause (1) of the definition thereof (individually and collectively, the “Premises”) (a) owned by the Issuer or any of the Subsidiary Guarantors on the Issue Date or (b) acquired by the Issuer or any Subsidiary Guarantor after the Issue Date, in each case, within ninety (90) days of the Issue Date, in the case of clause (a), or within ninety (90) days of the acquisition thereof, in the case of clause (b):

(1) the Issuer shall deliver to the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders, fully executed counterparts of Mortgages (which Mortgages shall be substantially in the form of Exhibit H hereto with such modifications as may be necessary or advisable under applicable law in the jurisdiction where the applicable real property is located), duly executed by the Issuer or the applicable Subsidiary Guarantor, and corresponding fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Liens, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Issuer shall deliver to the Collateral Agent (i) mortgagee’s title insurance policies in favor of the Collateral Agent, (x) with respect to such Premises described in clause (a) above, in an aggregate amount equal to the principal amount of the

Notes and (y) with respect to any Premises described in clause (b) above, in an amount equal to the fair market value of the Premises purported to be covered by the related Mortgage, in each case, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available in the applicable jurisdiction, customary endorsements or such endorsements as the Collateral Agent may reasonably request, and shall be accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3) the Issuer shall deliver to the Collateral Agent, with respect to each of the covered Premises, all existing surveys of such Premises;

(4) the Issuer shall deliver to the Collateral Agent a standard flood hazard determination form with respect to each of the covered Premises, prepared by a flood determination company of national standing stating whether or not any portion of such Premises is in a federally designated special flood hazard area and, if such Premises are located in a federally designated special flood hazard area, the Issuer or Subsidiary Guarantor, as applicable, which owns such Premises shall keep the improvements on the Premises insured against loss by flood in an amount at least equal to the outstanding Obligations or the maximum limit of coverage available with respect to such improvements under the applicable Federal statute, whichever is less;

(5) the Issuer shall deliver to the Collateral Agent Opinions of Counsel in the jurisdictions where such Premises are located and Opinions of Counsel in the jurisdictions of formation of the Issuer and of the applicable Subsidiary Guarantor entering into the relevant Mortgages, in each case covering such matters as may be customary for transactions of this type and such other matters as the Collateral Agent and Trustee may reasonably request, including, without limitation, the enforceability of the relevant Mortgages; and

(6) the Issuer shall deliver to the Collateral Agent such other information, documentation and certificates as may be reasonably required by the Collateral Agent or as may be necessary in order to create a valid, perfected first and subsisting Lien, subject to Permitted Liens, against the properties covered by the Mortgages.

With respect to any Premises which is subject to a Mortgage in favor of the Collateral Agent solely as a result of the requirement in clause (y) of the preceding paragraph, the Issuer may request that the Collateral Agent terminate such Mortgage upon the release of all such Permitted Liens on such Premises described in such clause (y).

Section 4.18  Landlord, Bailee and Consignee Waivers.

The Issuer and each Subsidiary Guarantor shall, to the extent it delivers a landlord, sublandlord, bailee or consignee waiver to the ABL Administrative Agent for the benefit of the ABL Facility Lenders or to the INMETCO Agent for the benefit of the INMETCO Facility Lenders, use commercially reasonable efforts to, concurrently with such delivery, deliver a comparable waiver, either substantially in the form of Exhibit F hereto or substantially in the form delivered to the ABL Administrative Agent or the INMETCO Agent, as applicable, to the extent such form is acceptable to the Trustee from the applicable landlord, bailee or consignee to the Collateral Agent.

Section 4.19  Conduct of Business.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Section 4.20  SEC Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes, within fifteen (15) days after the time periods specified in the SEC’s rules and regulations for a company that is subject to Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that any such above information or reports filed with the Electronic Data Gathering and Retrieval System of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.

The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Issuer’s Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within fifteen (15) days after the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuer agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Issuer shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

In addition, to the extent not satisfied by the foregoing, the Issuer shall agree that, for so long as any Notes remain outstanding, it shall furnish to Holders of Notes and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.21  Changes in Covenants When Notes Rated Investment Grade.

(a) If on any date following the Issue Date:

(1) the Notes are rated Investment Grade by both of the Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing (a “Suspension Event”),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants under Sections 4.08, 4.09, 4.11, 4.12, 4.14, 4.16 and 5.01(a)(3) hereof will be suspended (collectively, the “Suspended Covenants”).

(b) During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary” unless the Issuer’s Board of Directors would have been able, under the terms of this Indenture, to designate such Subsidiaries as Unrestricted Subsidiaries if the Suspended Covenants were not suspended. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. In the event that the Notes are no longer rated Investment Grade by one or both of the Rating Agencies, the foregoing covenants will be reinstituted as of and from the date on which the Notes are no longer rated Investment Grade (any such date, a “Reversion Date”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period”. All Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred or issued in reliance on the exception provided by Section 4.08(b)(4). Calculations under reinstated Section 4.09 will be made as if Section 4.09 had been in effect prior to, but not during, the period that Section 4.09 was suspended as set forth above; provided, for the sake of clarity, that no default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.09 was suspended. For purposes of determining compliance with Section 4.11, the Excess Proceeds from all Asset Dispositions not applied in accordance with Section 4.11 will be deemed to be reset to zero after the Reversion Date.

(c) The Issuer and its Restricted Subsidiaries shall be permitted, without causing a Default or Event of Default, to honor any contractual commitments to take actions following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

Section 4.22  Further Assurances.

Neither the Issuer nor any of its Restricted Subsidiaries shall take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to any material portion of the Collateral. The Issuer shall, and shall cause each Subsidiary Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Agreements.

Section 4.23  Payments for Consent.

The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any Collateral Agreement unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided, however, that this covenant will not be breached if a Holder refuses such payment.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01  Merger and Consolidation.

(a) The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

(1)(A) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Successor Company (if not the Issuer) shall expressly assume, (i) by an indenture supplemental thereto, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and (ii) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Issuer under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or the Successor Company would (i) be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.08(a) hereof or (ii) have had a Consolidated Coverage Ratio equal to or greater than the actual Consolidated Coverage Ratio for the Issuer for such four-quarter period;

(4) each Subsidiary Guarantor (other than any party to any such consolidation or merger) shall have by supplemental indenture confirmed its Subsidiary Guarantee and its obligations shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (on which the Trustee may conclusively and exclusively rely), each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 5.01(a); and

(6) the Collateral owned by or transferred to the Successor Company shall:

(i) continue to constitute Collateral under this Indenture and the Collateral Agreements;

(ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(iii) not be subject to any Lien other than Permitted Liens.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

This Section 5.01 shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Clauses (2) and (3) of this Section 5.01(a) shall not apply to (1) the Issuer consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Issuer’s Restricted Subsidiaries for any purpose, (2) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer or to another Restricted Subsidiary for any purpose (provided that, in the event that such Restricted Subsidiary is a Subsidiary Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Issuer or another Subsidiary Guarantor) or (3) the Issuer merging with or into an Affiliate solely for the purpose of reincorporating in another jurisdiction.

(b) The Issuer shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Issuer or a Subsidiary Guarantor) unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and, if such Person is not the Issuer, such Person shall expressly assume, (A) by executing a Guarantee Agreement, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee and (B) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Subsidiary Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation or merger complies with the provisions described in this paragraph; and

(4) the Collateral owned by or transferred to the successor Subsidiary Guarantor shall:

(i) continue to constitute Collateral under this Indenture and the Collateral Agreements;

(ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(iii) not be subject to any Lien other than Permitted Liens.

The provisions of clauses (1) and (2) of this Section 5.01(b) shall not apply to any one or more transactions which constitute an Asset Disposition if the Issuer has complied with the applicable provisions of Section 4.11 hereof.

Section 5.02   Successor Entity Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, in which the Issuer is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Issuer and any Subsidiary Guarantors that remain Subsidiaries of the Issuer shall be released from their obligations under this Indenture and the Subsidiary Guarantees.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01   Events of Default.

The following events are defined as “Events of Default”:

(1) a default in any payment of interest on the Notes when the same becomes due and payable and such default continues for a period of thirty (30) consecutive days;

(2) a default in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) a default due to the failure by the Issuer to comply with its obligations under Section 5.01 hereof and such default continues for a period of thirty (30) consecutive days;

(4) the failure by the Issuer to comply for sixty (60) consecutive days after notice to the Issuer with any of its other agreements contained in the Notes, this Indenture or any Collateral Agreement;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries), if that default: (i) is caused by a failure to make principal payments (including a payment at final maturity) on any such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its express stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates $25.0 million or more at one time outstanding and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled, as applicable;

(6) the Issuer, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors with respect to itself, (b) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, (c) consents to the appointment of a Custodian of it or for substantially all of its property, (d) makes a general assignment for the benefit of its creditors; or (e) takes any corporate action to authorize or effect any of the foregoing;

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Issuer, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (b) appoint a Custodian of the Issuer, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (c) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

(8) the failure by the Issuer or a Significant Subsidiary to pay a final judgment entered by a court of competent jurisdiction in an uninsured or unindemnified amount in excess of $25.0 million, which final judgment is not paid, waived, discharged, bonded or stayed, for a period of more than sixty (60) days after the applicable judgment becomes final and non-appealable;

(9) with respect to Collateral with a fair market value in excess of $5.0 million, any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons therein other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by this Indenture or the applicable Collateral Agreement; provided that if a failure of the sort described in this clause (9) is susceptible of cure within the period specified in this proviso, no Event of Default shall arise under this clause (9) with respect thereto until twenty (20) days after the earlier of the date on which the Issuer or any Subsidiary Guarantor has knowledge of such failure or the date on which notice of such failure shall have been given to the Issuer by the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture;

(10) the Issuer or any of the Subsidiary Guarantors that is a Significant Subsidiary, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(11) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is held in any judicial proceeding to be unenforceable or invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Guarantee).

However, a default under clause (4) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.20 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02   Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) hereof) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration.” Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) hereof occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or, subject to the Intercreditor Agreements, to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding (including any Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a continuing Default in the payment of the principal of or interest on a Note held by a non-consenting Holder. When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist and be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05   Control by Majority.

Subject to the provisions of Section 2.09 hereof and the Intercreditor Agreements, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent. The Trustee or the Collateral Agent, however, may refuse to follow any direction that conflicts with law or this Indenture or any other Indenture Document or, subject to Section 7.01 hereof, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee or the Collateral Agent shall be entitled to be furnished with indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06   Limitation on Suits.

Subject to the provisions of Section 7.01 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have furnished to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within sixty (60) days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such sixty (60) day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreements, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the secured parties under the Security Agreement, in each case against the Issuer or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Collateral Agreements and Section 7.07 hereof.

Section 6.09   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreements, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07 hereof. The Issuer’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall, subject to the terms of the Intercreditor Agreements, pay out the money or property in the following order:

First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 hereof and under the other Indenture Documents (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second: if the Holders are forced to proceed against the Issuer directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12   Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE VII

TRUSTEE AND COLLATERAL AGENT

Section 7.01   Duties of Trustee and the Collateral Agent.

The duties and responsibilities of the Trustee shall be as set forth herein.

(a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Collateral Agent:

(1) the duties of the Trustee and the Collateral Agent shall be determined solely by the express provisions of this Indenture, the Collateral Agreements and the Intercreditor Agreements and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture, the Collateral Agreements and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Agent and conforming to the requirements of this Indenture, the Collateral Agreements and the Intercreditor Agreements. However, in the case of any such certificates or opinions which by any provision hereof or the Collateral Agreements or the Intercreditor Agreements are specifically required to be furnished to the Trustee or the Collateral Agent, as applicable, the Trustee or the Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture, the Collateral Agreements and the Intercreditor Agreements, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Neither the Trustee nor the Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee or the Collateral Agents was negligent in ascertaining the pertinent facts; and

(3) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Agreements and the Intercreditor Agreements, as applicable, that in any way relates to the Trustee or the Collateral Agent is subject to clauses (a), (b) and (c) of this Section 7.01.

(e) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture, the Collateral Agreements and the Intercreditor Agreements at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee or the Collateral Agent, as applicable, indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights of Trustee and the Collateral Agent.

Subject to the provisions of Section 7.01 hereof:

(a) Each of the Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Collateral Agent need investigate any fact or matter stated in the document, but the Trustee and the Collateral Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee or the Collateral Agent shall not be construed as a mandatory duty.

(b) Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Collateral Agreements or the Intercreditor Agreements.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. Neither the Trustee nor the Collateral Agent shall have any duty to inquire as to the performance of the Issuer’s or any Subsidiary Guarantor’s covenants herein.

(f) None of the provisions of this Indenture, the Collateral Agreements or the Intercreditor Agreements shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) Neither the Trustee nor the Collateral Agent shall be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee or the Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustee and the Collateral Agent in each of its capacities hereunder and under the Collateral Agreements and the Intercreditor Agreements, and by each agent, custodian and other Person employed to act hereunder or thereunder.

(j) Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers or duties.

(k) The Trustee and the Collateral Agent may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Collateral Agreements and the Intercreditor Agreements, which Officers’ Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The permissive rights of the Trustee and the Collateral Agent enumerated herein shall not be construed as duties.

Section 7.03   Individual Rights of Trustee and the Collateral Agent.

The Trustee or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or the Collateral Agent. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Agreements or the Intercreditor Agreements, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Default.

If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically transmit to Holders of Notes a notice of the Default within the earlier of ninety (90) days after it occurs or thirty (30) days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and references a Default or Event of Default.

Section 7.06   Compensation and Indemnity.

The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee and the Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Collateral Agreements and the Intercreditor Agreements as the parties shall agree in writing from time to time. Neither the Trustee’s or the Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances, expenses, claims and damages incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee, the Collateral Agent and any predecessor Collateral Agent and their agents for, and hold the Trustee and the Collateral Agent harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee and the Collateral Agent)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Collateral Agreements and the Intercreditor Agreements (including the costs and expenses of enforcing this Indenture, the Collateral Agreements and the Intercreditor Agreements against the Issuer or any of the Subsidiary Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer, any Subsidiary Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and the Collateral Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Agent through the Trustee’s or the Collateral Agent’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, including any termination or rejection hereof under the Bankruptcy Code or any similar Federal or state law for the relief of debtors, or the earlier resignation or removal of the Trustee or the Collateral Agent.

To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.06, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code or any similar Federal or state law for the relief of debtors.

Section 7.07  Replacement of Trustee or Collateral Agent.

A resignation or removal of the Trustee or the Collateral Agent and appointment of a successor Trustee or a successor Collateral Agent shall become effective only upon the successor Trustee’s or successor Collateral Agent’s acceptance of appointment as provided in this Section 7.07. The Trustee or the Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or the Collateral Agent, as the case may be, and the Issuer in writing. The Issuer may remove the Trustee or the Collateral Agent if:

(1) in the case of the Trustee, the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee or the Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code or any similar Federal or state law for the relief of debtors;

(3) a custodian or public officer takes charge of the Trustee or the Collateral Agent, as the case may be, or its property; or

(4) the Trustee or the Collateral Agent becomes incapable of acting.

If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee or a successor Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Collateral Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee or a successor Collateral Agent to replace the successor Trustee or successor Collateral Agent appointed by the Issuer.

If a successor Trustee or a successor Collateral Agent does not take office within sixty (60) days after the retiring Trustee or Collateral Agent resigns or is removed, the retiring Trustee or Collateral Agent (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as the case may be.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Collateral Agent shall become effective, and the successor Trustee or Collateral Agent shall have all the rights, powers and duties of the Trustee or Collateral Agent under this Indenture. The successor Trustee or successor Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or successor Collateral Agent; provided all sums owing to the Trustee or the Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee or Collateral Agent.

Section 7.08  Successor by Merger, Etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Collateral Agent.

Section 7.09  Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10  Trustee as Paying Agent and Registrar.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.06, 7.07 and Section 7.09 shall include the Trustee in its role as Paying Agent and Registrar.

Section 7.11  Form of Documents Delivered to Trustee and the Collateral Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE VIII

DEFEASANCE

Section 8.01  Defeasance.

(a) Subject to Sections 8.01(b) and 8.02 hereof, the Issuer at any time may, at its option, terminate (i) all its obligations under the Notes, this Indenture and the Collateral Agreements and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, this Indenture and the Collateral Agreements (“legal defeasance option”) or (ii) its obligations and all obligations of the Subsidiary Guarantors under Section 4.04, Section 4.06, Sections 4.08 through 4.23 and the operation of Sections 6.01(4), 6.01(5), 6.01(6) (but only with respect to Significant Subsidiaries), 6.01(7) (but only with respect to Significant Subsidiaries), 6.01(8) and 6.01(11) and its obligations under Section 5.01(a)(3) hereof (“covenant defeasance option”) and thereafter any omission to comply with those covenants or obligations will not constitute a Default or Event of Default with respect to the Notes. In the event the covenant defeasance option occurs, all Events of Default described under Section 6.01 (except Sections 6.01(1), 6.01(2), 6.01(6) and 6.01(7)) will no longer constitute an Event of Default with respect to the Notes.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(5), 6.01(6) (but only with respect to Significant Subsidiaries), 6.01(7) (but only with respect to Significant Subsidiaries) or 6.01(8) or because of the failure of the Issuer to comply with Section 5.01(a)(3) hereof. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(b) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.07, 7.07, 7.08 and this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

Section 8.02  Conditions to Defeasance.

The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Issuer irrevocably deposits in trust with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal and interest when due on all the Notes to the Maturity Date or the Redemption Date, as the case may be;

(2) [Reserved];

(3) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of any Lien securing such borrowings) shall have occurred and be continuing on the date of such deposit;

(4) such legal defeasance option or covenant defeasance option shall not constitute a default under any material agreement or instrument (other than this Indenture) by which the Issuer is bound;

(5) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(6) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the respective outstanding Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or covenant defeasance have been complied with.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

Section 8.03  Application of Trust Money.

The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04  Repayment to Issuer.

The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or securities held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required for the Issuer to exercise its legal defeasance option or its covenant defeasance option pursuant to this Article VIII.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.05  Indemnity for Government Obligations.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 8.06  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on, premium, if any, or principal of any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01  Without Consent of Holders.

(a) From time to time, the Issuer, the Subsidiary Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of any Holder of the Notes, may amend, modify or supplement the Indenture Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add guarantees with respect to the Notes (including any Subsidiary Guarantee);

(5) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements;

(6) to add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Subsidiary Guarantors;

(7) to make any change that does not adversely affect the rights of any Holder of the Notes;

(8) to conform this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Agreements to the “Description of the Notes” section of the Offering Memorandum;

(9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or

(10) to release a Subsidiary Guarantor of the Notes upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture.

Section 9.02  With Consent of Holders.

(a) Except as provided below in this Section 9.02, from time to time, the Issuer, the Subsidiary Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), may amend, modify or supplement the Indenture Documents and waive any existing Default or Event of Default or compliance with any provision of the Indenture Documents.

(b) Without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture Documents;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon a required purchase (to the extent the Issuer has at the time become obligated by the terms of this Indenture to effect a required purchase), or the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.01 hereof;

(5) make any Note payable in money other than that stated in the Note;

(6) make any change in the provisions of this Indenture that impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligation;

(9) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(11) modify the provisions of the Indenture Documents dealing with the application of proceeds of the Collateral in any manner that would adversely affect the Holders of the Notes in any material respect.

(c) In addition, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, shall, without the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Notes issued under this Indenture, release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

(d) The consent of the Holders of the Notes shall not be necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03  Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Issuer received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes or receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date.

Section 9.04  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about the changed terms on any Note thereafter authenticated. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Issuer. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

Section 9.05  Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Issuer.

Notwithstanding the foregoing, no Opinions of Counsel will be required for the Trustee or the Collateral Agent to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.

ARTICLE X

GUARANTEE

Section 10.01  Guarantee.

Subject to this Article X, each Subsidiary Guarantor hereby fully and unconditionally, jointly and severally guarantees on a senior secured basis (each such guarantee, as amended or supplemented from time to time, to be referred to herein as a “Subsidiary Guarantee”), to each of the Holders and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture after the occurrence of any Event of Default set forth in Section 6.01(6) or (7), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuer to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any other Indenture Document shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the other Indenture Documents; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Section 10.01 and Section 10.03 hereof. The Guarantee of each Subsidiary Guarantor shall rank senior in right of payment to all future Subordinated Obligations of such Subsidiary Guarantor and equal in right of payment with all other existing and future senior Obligations of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any other Indenture Documents, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Subsidiary Guarantee.

The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Issuer for reimbursement and any claim against any other Subsidiary Guarantor for contribution. Each Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent permitted under Section 5.01 hereof; provided, however, that if such Person is not the Issuer, the Subsidiary Guarantor’s obligations under this Indenture and its Subsidiary Guarantee must be expressly assumed by such other Person. If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Issuer, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Subsidiary Guarantor, any amount paid by the Issuer or any Subsidiary Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 10.02  Release of a Subsidiary Guarantor.

(a) A Subsidiary Guarantor shall be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Subsidiary Guarantor or all or substantially all of the assets of such Subsidiary Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Issuer or any other Subsidiary Guarantor or (b) such Subsidiary Guarantor ceases to be a Restricted Subsidiary, and the Issuer otherwise complies, to the extent applicable, with Section 4.11 hereof;

(2) if the Issuer designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3) if the Issuer exercises its legal defeasance option or its covenant defeasance option in accordance with Section 8.01 hereof; or

(4) upon satisfaction and discharge of this Indenture in accordance with Section 11.01 hereof or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

At the Issuer’s request and expense, the Trustee will promptly execute and deliver an instrument evidencing such release. A Subsidiary Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.

Section 10.03  Limitation of Subsidiary Guarantor’s Liability.

Each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.04 hereof, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.04  Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Subsidiary Guarantor hereunder based on the net assets of each other Subsidiary Guarantor and the Issuer. The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Subsidiary Guarantees.

Section 10.05  Waiver of Subrogation.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.06  Waiver of Stay, Extension or Usury Laws.

Each Subsidiary Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Subsidiary Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.07  Execution and Delivery of Subsidiary Guarantees.

Each Subsidiary Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit E hereto executed on behalf of such Subsidiary Guarantor by an Officer thereof in accordance with Section 4.16 hereof shall evidence its Subsidiary Guarantee set forth in this Article X without the need for any further notation on the Notes.

ARTICLE XI

SATISFACTION AND DISCHARGE.

Section 11.01  Satisfaction and Discharge.

This Indenture (and all Liens on Collateral in connection with the issuance of the Notes) shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment U.S. Legal Tender has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest, if any, on, the Notes to the Maturity Date or the Redemption Date;

(b) in respect of clause (a)(2), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture Documents; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited U.S. Legal Tender toward the payment of the Notes at the Maturity Date or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE XII

MISCELLANEOUS.

Section 12.01  Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer and Subsidiary Guarantors:

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

Facsimile: (412) 788-1812

Attention: Gary R. Whitaker, Esq.

        Vice President, General Counsel and Secretary

With a copy to:

Kirkland & Ellis LLP

300 N LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James S. Rowe, Esq.

if to the Trustee and/or Collateral Agent:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention. Global Corporate Trust Services

with a copy to:

Waller Lansden Dortch & Davis, LLP

Nashville City Center

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Facsimile: (615) 244-6804

Attention: Beth E. Vessel

Each of the Issuer, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; on the first date on which publication was made, if by publication; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by first-class mail, postage prepaid and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall also be deemed effective upon actual receipt thereof (except that a notice of change of address or a notice sent by mail to the Trustee or Collateral Agent shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail, or send by electronic transmission (for Notes held in book-entry form) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed, or sent by electronic transmission (for Notes held in book-entry form) in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.02  Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Agreement or any other Indenture Documents, the Issuer shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement or any other Indenture Documents relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.03  Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Agreement or any other Indenture Documents, other than the Officers’ Certificate required by Section 4.06(a) hereof, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 12.04  Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.05  Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.06  Governing Law.

THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES AND THE COLLATERAL AGREEMENTS (OTHER THAN PARTICULAR DOCUMENTS THAT RELATE TO COLLATERAL IN OTHER JURISDICTIONS) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 12.07  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08  No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

Section 12.09  Successors.

All agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes, and the Subsidiary Guarantees shall bind their successors. All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 12.10  Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.11  Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.12  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE XIII

SECURITY

Section 13.01  Grant of Security Interest.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Subsidiary Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption, at maturity or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes and the performance of all other Obligations of the Issuer and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Subsidiary Guarantees and the Notes shall be secured as provided in the Collateral Agreements. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets except as required under Section 4.17 hereof.

(b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall, and the Issuer shall cause each of the Subsidiary Guarantors to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Subsidiary Guarantees secured hereby, according to the intent and purpose herein and therein expressed and, to the extent applicable, subject to the Intercreditor Agreements, including taking all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Subsidiary Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreements, and subject to no other Liens, in each case, except as expressly provided herein or therein (including, without limitation, Permitted Liens). If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuer, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Issuer to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Issuer, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any other Indenture Document. The Issuer shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, recording fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 13.02  [Reserved]

Section 13.03  Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable to persons other than the Issuer or any Subsidiary Guarantor, and withdrawals of cash from the Issuer’s deposit accounts in the ordinary course of business. If requested in writing by the Issuer, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Issuer may request to evidence or confirm that the Collateral falling under this Section 13.03 has been released from the Liens of each of the Collateral Agreements.

Section 13.04  Specified Releases of Collateral.

(a) The Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, or as provided hereby. Upon the request of the Issuer pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Issuer and the Subsidiary Guarantors shall be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Subsidiary Guarantees under any one or more of the following circumstances, and such Liens on such assets shall automatically, without the need for any further action by any Person, be released, terminated and discharged:

(1) in connection with asset sales or dispositions to a Person other than the Issuer or any Subsidiary Guarantor permitted or not prohibited under Section 4.11 hereof;

(2) with the requisite consent of the Holders of Notes pursuant to Section 9.02 hereof;

(3) if any Subsidiary Guarantor is released from its Guarantee in accordance with the terms of this Indenture (including by virtue of such Subsidiary Guarantor ceasing to be a Restricted Subsidiary), such Subsidiary’s assets shall also be released from the Liens securing its Guarantee and the other Indenture Obligations;

(4) with respect to any property and assets owned by the Issuer or any Subsidiary Guarantor that are the subject of Permitted Liens described in clause (10) or (11) of the definition thereof so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon or creates a right of termination in favor of any party (other than the Issuer or any Subsidiary Guarantor);

(5) if such release is required in accordance with the terms of the Intercreditor Agreement or any Collateral Agreements; or

(6) upon legal defeasance or covenant defeasance or satisfaction and discharge of this Indenture.

In addition, upon the request of the Issuer pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Collateral Agent shall subordinate or release any Mortgage to any ground leases, easements, rights of way and other similar rights which are requested by the Issuer or any Restricted Subsidiary pursuant to the transactions contemplated by clause (6) of the definition of “Permitted Liens.”

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction, release or subordination prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases as the Issuer or any Subsidiary Guarantor may reasonably request to evidence the release of any Collateral or the Subordination of any Lien on the Collateral permitted to be released or subordinated pursuant to this Indenture or the Collateral Agreements.

Section 13.05  Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest on the Notes and all other Obligations hereunder, the Subsidiary Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 11.01 and (iii) the occurrence of the legal defeasance option or the covenant defeasance option as described above under Section 8.01.

Section 13.06  Possession and Use of Collateral.

Subject to the provisions of the Collateral Agreements, the Issuer and the Subsidiary Guarantors shall have the right to remain in possession, to retain exclusive control of and to exercise all rights with respect to the Collateral and otherwise comply with Section 13.09 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

Section 13.07  Form and Sufficiency of Release.

In the event that the Issuer or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Issuer or such Subsidiary Guarantor to a Person other than the Issuer or any Subsidiary Guarantor in accordance with the terms of this Indenture and the Collateral Agreements, and the Issuer or such Subsidiary Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Issuer such Subsidiary Guarantor (in proper form prepared by the Issuer or such Subsidiary Guarantor) such an instrument promptly after receipt of an Officers’ Certificate to the extent that such release complies with Section 13.04 hereof (upon which the Trustee and the Collateral Agent may exclusively and conclusively rely). Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 13.08  Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

Section 13.09  Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

Each Holder, by acceptance of its Note(s), hereby irrevocably appoints U.S. Bank National Association, to act on its behalf as Collateral Agent hereunder and under the Collateral Agreements for the benefit of the Indenture Holders (as defined in the Security Agreements) with respect to the Collateral provided for under the Collateral Agreements and authorizes such Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to such Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements (including, without limitation, upon request by the Issuer or any Subsidiary Guarantor, the INMETCO Intercreditor Agreement, Control Agreements (as defined in the Security Agreements) entered into by the Issuer or such Subsidiary Guarantor pursuant to the Security Agreements, and Mortgages entered into by the Issuer or such Subsidiary Guarantor pursuant to Section 4.17 hereof) and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Subsidiary Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Issuer, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the applicable Intercreditor Agreements, to the extent the Intercreditor Agreements are applicable to such actions.

Section 13.10  Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under any applicable Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

Section 13.11  Intercreditor Agreements.

This Indenture, the Horsehead Security Agreement and the other Collateral Agreements relating to any Shared Collateral are subject to the terms, limitations and conditions set forth in the ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture, the Horsehead Security Agreement and the other Collateral Agreements relating to any Shared Collateral and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder with respect to any Shared Collateral are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with the Shared Collateral, the terms of the ABL Intercreditor Agreement shall govern.

Upon the effectiveness of the INMETCO Intercreditor Agreement, this Indenture, the INMETCO Security Agreement and the other Collateral Agreements relating to any INMETCO Collateral shall be subject to the terms, limitations and conditions set forth in the INMETCO Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture, the INMETCO Security Agreement and the other Collateral Agreements relating to any INMETCO Collateral and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder with respect to any INMETCO Collateral shall be subject to the provisions of the INMETCO Intercreditor Agreement upon the effectiveness thereof. Following the effectiveness of the INMETCO Intercreditor Agreement, in the event of any conflict between the terms of the INMETCO Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with the INMETCO Collateral, the terms of the INMETCO Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

HORSEHEAD HOLDING CORP., as Issuer

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

HORSEHEAD CORPORATION, as Subsidiary Guarantor

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

THE INTERNATIONAL METALS RECLAMATION COMPANY, INC., as Subsidiary Guarantor

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer:

CHESTNUT RIDGE RAILROAD CORP., as Subsidiary Guarantor

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

EXHIBIT A

[FORM OF NOTE]

[PRIVATE PLACEMENT LEGEND]

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

[GLOBAL LEGEND]

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE

BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

[TEMPORARY REGULATION S LEGEND]

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

[ORIGINAL ISSUE DISCOUNT LEGEND]

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE, PLEASE CONTACT THE ISSUER AT HORSEHEAD HOLDING CORP., 4955 STEUBENVILLE PIKE, SUITE 405, PITTSBURGH, PENNSYLVANIA 15205, ATTN: CHIEF FINANCIAL OFFICER.”

HORSEHEAD HOLDING CORP.

10.50% SENIOR SECURED NOTES DUE 2017

CUSIP No. [    ]

No. [            ]

$[            ]

(or such other principal amount as

shall be set forth in the Schedule

of Exchanges of Interests in the

Global Note attached hereto)

Horsehead Holding Corp., a Delaware corporation (the “Issuer”), for value received promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($            ) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto) on June 1, 2017, and to pay interest thereon as hereinafter set forth.

Interest Rate: 10.50%

Interest Payment Dates: June 1 and December 1, commencing December 1, 2012

Record Dates: May 15 and November 15

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HORSEHEAD HOLDING CORP.

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10.50% Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

(REVERSE OF NOTE)

10.50% Senior Secured Note due 2017

(1) Interest. Horsehead Holding Corp., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest in cash semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”) beginning on December 1, 2012; provided that if any such day is not a Business Day, on the next succeeding Business Day such interest shall be payable. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar Federal or state law for the relief of debtors) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.

(2) Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business (whether or not a Business Day) on the May 15 and November 15 immediately preceding the Interest Payment Date even if Notes are cancelled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is U.S. Legal Tender. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than thirty (30) days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Notes were issued under an Indenture, dated as of July 26, 2012 (the “Indenture”), by and between the Issuer, the Subsidiary Guarantors, the Trustee and Collateral Agent. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of such terms. The Notes are senior secured obligations of the Issuer. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

(5) Redemption.

(a) Optional Redemption on or after June 1, 2015. Except as described in Sections (5)(b) and (c) below, the Notes shall not be redeemable at the option of the Issuer prior to June 1, 2015. So long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2015, at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Period	Redemption Price
2015	105.25%
2016 and thereafter	100.000%

If the Rutherford County Facility is not operating and fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, on and after June 1, 2016, at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 105.25%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) Optional Redemption Upon Stock Offerings. At any time, or from time to time, prior to June 1, 2015, the Issuer may, at its option, on one or more occasions, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued at a Redemption Price (expressed as a percentage of the principal amount thereof) equal to 110.50%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds from one or more Stock Offerings; provided that at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Notes held, directly or indirectly, by the Issuer or its Affiliates) and each such redemption occurs within ninety (90) days after the date of consummation of the related Stock Offering.

(c) Optional Redemption prior to June 1, 2015. So long as the Rutherford County Facility is operating and is fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2015, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If the Rutherford County Facility is not operating and fully operational (as determined in good faith by the Board of Directors of the Issuer) on or before April 1, 2014, the Issuer may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, redeem the Notes, in whole or in part, at any time or from time to time, prior to June 1, 2016, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If an optional redemption date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Record Date. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(d) Notice of Redemption. Notice of redemption shall be mailed by electronic transmission (for Notes held in book-entry form) or first-class mail at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest (but not including) the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(e) Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(6) Offers to Purchase. Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Dispositions after the end of each fiscal year of the Issuer and subject to further limitations contained therein, the Issuer shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

(7) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) called for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any Note being redeemed in part.

(8) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

(9) Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(10) Discharge Prior to Redemption or Maturity. If the Issuer at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity or otherwise and complies with the other provisions of the Indenture relating thereto, the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest, on the Notes when such payments are due from the deposits referred to above.

(11) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Agreements may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Agreements may be waived with the written consent of the Holders of a majority, and in certain circumstances, Holders of at least 66 2/3%, in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Agreements in accordance with Section 9.01 of the Indenture.

(12) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock or Preferred Stock (with respect to Restricted Subsidiaries), grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

(13) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Subsidiary Guarantees, the Indenture and the Collateral Agreements, the predecessor shall be released from those obligations.

(14) Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes at the request, order or direction of any of the Holders unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and except in case of a failure to comply with Article V of the Indenture) if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding notice is in their interest.

(15) Trustee and Collateral Agent Dealings with Issuer. Subject to the terms the Indenture, the Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Subsidiaries or their respective Affiliates as if it were not the Trustee or the Collateral Agent.

(16) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or stockholder of the Issuer or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Restricted Subsidiaries under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities law.

(17) Guarantee. Subject to the terms and conditions of Article X of the Indenture, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.

(18) Intercreditor Agreements. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the ABL Intercreditor Agreement and all such replacement Intercreditor Agreements, and each of the Subsidiary Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note, the Horsehead Security Agreement and the other Collateral Agreements relating to any Shared Collateral and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder with respect to any Shared Collateral are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Shared Collateral, the terms of the ABL Intercreditor Agreement shall govern.

Upon the effectiveness of the INMETCO Intercreditor Agreement, the Indenture, this Note, the INMETCO Security Agreement and the other Collateral Agreements relating to any INMETCO Collateral shall be subject to the terms, limitations and conditions set forth in the INMETCO Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note, the INMETCO Security Agreement and the other Collateral Agreements relating to any INMETCO Collateral and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder with respect to any INMETCO Collateral shall be subject to the provisions of the INMETCO Intercreditor Agreement upon the effectiveness thereof. Following the effectiveness of the INMETCO Intercreditor Agreement, in the event of any conflict between the terms of the INMETCO Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the INMETCO Collateral, the terms of the INMETCO Intercreditor Agreement shall govern.

(19) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

(20) Governing Law. THE INDENTURE, THIS NOTE, THE SUBSIDIARY GUARANTEES AND THE COLLATERAL AGREEMENTS (OTHER THAN PARTICULAR DOCUMENTS THAT RELATE TO COLLATERAL IN OTHER JURISDICTIONS) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE SUBSIDIARY GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

(21) Waiver of Jury Trial. Each of the parties hereto and the Holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Subsidiary Guarantees, the Collateral Agreements or the transactions contemplated by the Indenture.

(22) Security. The Issuer’s and Subsidiary Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

(23) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(24) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer shall furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205, Attention: General Counsel

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box:

Section 4.10 [    ]

Section 4.11 [    ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:	Signature:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or Tax ID No

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian
Date of Exchange

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Horsehead Holding Corp.

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention. Global Corporate Trust Services

Re:	10.50% Senior Secured Notes due 2017 (the “Notes”) of Horsehead Holding Corp.

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of July 26, 2012 (the “Indenture”), among Horsehead Holding Corp., an Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor in a minimum principal amount of Notes of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if requested by the Issuer, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ), or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Horsehead Holding Corp.

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention. Global Corporate Trust Services

Re:	10.50% Senior Secured Notes due 2017 (the “Notes”) of Horsehead Holding Corp.

Reference is hereby made to the Indenture, dated as of July 26, 2012 (the “Indenture”), among Horsehead Holding Corp., an Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes:

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note or ☐ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Horsehead Holding Corp.

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention. Global Corporate Trust Services

Re:	10.50% Senior Secured Notes due 2017 (the “Notes”) of Horsehead Holding Corp.

Reference is hereby made to the Indenture, dated as of July 26, 2012 (the “Indenture”), among Horsehead Holding Corp., an Delaware corporation (the “Issuer”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (i) (a) to a Person who is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States to a Non-U.S. Person in a transaction meeting the requirements of Rule 904 under the Securities Act, (c) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Notes for its own account, or for the account of such an accredited investor, for investment

D-1

purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act in a minimum principal amount of the Notes of $250,000, and based upon an Opinion of Counsel if the Issuer so requests, or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Issuer so requests), (ii) to the Issuer, or (iii) pursuant to an effective registration statement under the Securities Act and, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (i) through (iii) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Institutional Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , among the parties identified in the signature page of this Supplemental Indenture as a Subsidiary Guarantor (each a “Subsidiary Guarantor”), Horsehead Holding Corp., an Delaware corporation (the “Issuer”) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 26, 2012, providing for the issuance of 10.50% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances each Subsidiary Guarantor shall (i) execute and deliver to the Trustee a supplemental indenture and a Subsidiary Guarantee pursuant to which any newly-acquired or created Restricted Subsidiary shall unconditionally Guarantee on a senior secured basis all of the Issuer’s obligations under the Notes and the Indenture, (ii) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreements or by law, (iii) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreements or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing and (iv) deliver to the Trustee an Opinion of Counsel satisfactory to the Trustee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Joinder to Indenture. Each of the Subsidiary Guarantors hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such Subsidiary Guarantor executed the Indenture on the date thereof.

3. Agreement to Guarantee. Each Subsidiary Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees the Notes and the obligations of the Issuer under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by (and shall be entitled to the benefits of ) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

4. Termination, Release and Discharge. Each Subsidiary Guarantor’s Guarantee shall terminate and be of no further force and effect, and each Subsidiary Guarantor shall be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder, as set forth in Section 10.02 of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.

HORSEHEAD HOLDING CORP.

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

[                     ]

By:
Name:
Title:

THE TRUSTEE:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

EXHIBIT F

[LANDLORD][SUBLANDLORD][BAILEE][CONSIGNEE] AGREEMENT

                     (“Debtor”) has entered into (i) (x) a [Revolving Credit and Security Agreement, dated as of September 28, 2011] [Security Agreement, dated as of [—]] (as amended, restated, supplemented or modified from time to time, the “Credit Facility Security Agreement”), with certain of Debtor’s subsidiaries and affiliates, and [PNC Bank, National Association, as administrative agent][[—], as [administrative agent] (together with its successors and assigns, the “Credit Facility Agent”) for certain financial institutions named therein as lenders (together with their successors and assigns, the “Credit Facility Lenders” and together with Credit Facility Agent, collectively, the “Credit Facility Secured Parties”) and (y) certain other documents, instruments and agreements (together with the Credit Facility Security Agreement, each as amended, restated, supplemented or modified from time to time, the “Credit Facility Agreements”), pursuant to which the Credit Facility Secured Parties have been granted a security interest in any or all of Debtor’s or certain of its affiliates’ personal property, including, but not limited to, inventory and equipment (hereinafter “Personal Property”), whether now owned or hereafter acquired and (ii) (x) Security Agreements, dated as of July [—], 2012, (as amended, restated, supplemented or modified from time to time, the “Notes Security Agreements”) with U.S. Bank National Association, as collateral agent (together with its successors and assigns the “Notes Agent”; the Credit Facility Agent and the Notes Agent are referred to herein as the “Agents” and each, an “Agent”) for certain holders (the “Note Holders” and, together with the Notes Agent, the “Note Secured Parties”, and together with the Credit Facility Secured Parties, the “Secured Parties”) of senior secured notes issued by Horsehead Holding Corp., the direct or indirect beneficial owner of all of the issued and outstanding shares of capital stock of Debtor, and (y) certain other documents, instruments and agreements (together with the Notes Security Agreements, each as amended, restated, supplemented or modified from time to time, the “Notes Agreements”) pursuant to which the Notes Secured Parties have been granted a security interest in any or all of Debtor’s or certain of its affiliates’ Personal Property.

[—] (the “Subject Party” or “you”) has entered into that a [—], dated as of [—] (as amended, restated, supplemented or modified from time to time, the “Subject Agreement”) with Debtor. Some of the Personal Property has or may from time to time become affixed to or be located on or in the real property or buildings owned, leased or otherwise in your possession or control, and/or delivered to you for distribution or storage.

In order for the Secured Parties to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the Subject Party, the Credit Facility Agent and the Notes Agent agree as follows:

1. Any Personal Property now or hereafter located on or in the real property or buildings owned, leased or otherwise in your possession or control, and/or delivered to you for distribution or storage shall be and is hereby deemed personal property and the subject of (a) a security interest in favor of Credit Facility Agent on behalf of Credit Facility Secured Parties to secure the obligations set forth in the Credit Facility Agreements and any other obligations now or hereafter owing by Debtor and/or its affiliates to any of the Credit Facility Secured Parties and

(b) a security interest in favor of Notes Agent on behalf of the Notes Secured Parties to secure the obligations set forth in the Notes Agreements and any other obligations now or hereafter owing by Debtor and/or its affiliates to the any of the Notes Secured Parties.

2. The Subject Party waives and relinquishes any lien, rights of levy or distraint, claim, security interest or other interest the Subject Party may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

3. The Personal Property may be installed in or located on any of your premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

4. Either Agent, at its option, may enter and use your premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date such Agent enters such premises pursuant to the rights granted to it herein for a period not to exceed one hundred and eighty (180) days or, if later, until the receipt by such Agent of written notice from the Subject Party directing removal of the Personal Property; provided that (a) for each day that such Agent uses such premises pursuant to the rights granted to it herein, unless the Subject Party has otherwise been paid rent in respect of any of such period, such Agent shall pay the regularly scheduled rent provided under the Subject Agreement, prorated on a per diem basis to be determined on a thirty (30) day month, without thereby assuming the Subject Agreement or incurring any other obligations of Debtor, and (b) any damage to such premises caused by such Agent or its representatives will be repaired by such Agent (for the account of Debtor) at its sole expense.

5. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agents pursuant to the Credit Facility Agreements and the Notes Agreements and the exercise of any right or remedy by any Agent hereunder and thereunder are subject to the provisions of that certain Intercreditor Agreement, dated [July [—], 2012][—], by and between: (i) U.S. Bank National Association, as Collateral Agent (and its successors and assigns), for the benefit of the holders from time to time of the Indenture Obligations (as defined therein) and (ii) [PNC Bank, National Association, as ABL Administrative Agent (and its successors and assigns), for the benefit of the holders from time to time of the ABL Facility Claims (as defined therein)][[—]] (as may be amended, restated, modified or supplemented or replaced, from time to time in accordance therewith, the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the [Shared Collateral][INMETCO Collateral] (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

6. The Subject Party agrees to send notice in writing of any monetary default under the Subject Agreement to:

[PNC Bank, National Association

[—]

[—]

Attn: [—]]

[INSERT NAME AND ADDRESS OF INMETCO AGENT]

and

U.S. Bank National Association

150 Fourth Avenue North

2nd Floor

Nashville, Tennessee 37219

Attention: Corporate Trust Services

Upon receipt of such notice, the Agents shall have the right, but not the obligation, to cure such default within ten (10) days thereafter. Any payment made or act done by any Agent to cure any such default shall not constitute an assumption of the Subject Agreement or any obligations of Debtor.

5. This Agreement may not be changed or terminated orally or by course of conduct. The Subject Party shall notify any purchaser of the premises on which Personal Property may be located from time to time or of its business of this Agreement and its terms and this Agreement is binding upon the Subject Party and the heirs, personal representatives, successors and assigns of the Subject Party and inures to the benefit of the Secured Parties and their successors and assigns.

6. The agreements contained herein shall continue in full force and effect until all of the Debtor’s obligations and liabilities to each of the Secured Parties (a “Secured Party Financing Arrangement”) are paid and satisfied in full and all financing arrangements between each of the Secured Parties and the Debtor have been terminated. As each respective Secured Party Financing Arrangement is paid in full and terminated, the Secured Parties’ obligations, if any, hereunder shall terminate. The obligations of the Secured Parties hereunder are several and not joint. Notwithstanding anything to the contrary contained herein, the Subject Party’s obligations to each of the Secured Parties under this Agreement shall be separate and distinct from its obligations to any other Secured Parties under this Agreement and the invalidity of any of the Subject Party’s obligations to any of the Secured Parties shall not affect its obligations to any other Secured Parties.

[Signature Page Follows]

Dated this     day of             , 2012.

[NAME OF LANDLORD]

By:
Name:
Title:

[PNC BANK, NATIONAL ASSOCIATION][—]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On the     day of             in the year 2012, before me, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT G

[FORM OF] INMETCO INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of [            ], 201[    ], is by and between: (i) U.S. Bank National Association (“U.S. Bank”), as Collateral Agent under the Indenture Security Agreement (as defined below) (in such capacity, including any successor thereto in such capacity, the “Collateral Agent”) and as Trustee under the Indenture (in such capacity, including any successor thereto in such capacity, the “Trustee”), for the benefit of the holders from time to time of the Indenture Obligations (as defined below) and (ii) [            ], as agent under the Credit Agreement (as defined below) (in such capacity, including any successor thereto in such capacity, the “INMETCO Agent”) for the benefit of the holders from time to time of the INMETCO Facility Claims (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, Horsehead Holding Corp., a Delaware corporation (the “Company” or the “Issuer”), The International Metals Reclamation Company, Inc., a Delaware corporation (“INMETCO”), and the other Grantors (as defined below) have entered into the INMETCO Facility Collateral Documents (as defined below) pursuant to which the Issuer, INMETCO and the other Grantors have granted the INMETCO Agent a security interest in the INMETCO Collateral (as defined below);

WHEREAS, in connection with the Indenture (as defined below), the Issuer and the other Grantors have entered into the Indenture Collateral Documents (as defined below) pursuant to which the Issuer and the other Grantors have granted the Collateral Agent a security interest in the INMETCO Collateral;

WHEREAS, the INMETCO Facility Collateral Documents and the Indenture Collateral Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the INMETCO Collateral;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto enter into this Agreement (as defined below); and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

(a) Certain Definitions. Unless otherwise defined herein, terms that are defined in the UCC are used herein as so defined. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a paying agent maintains its office).

“Capital Stock” has the meaning ascribed to such term in the Indenture (as in effect on the Issue Date).

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Collateral Agent” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means that certain [            ], as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of INMETCO Facility Claims” means the termination or expiration of all commitments to extend credit that would constitute INMETCO Facility Claims and the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding) and fees and premiums, if any, on all Indebtedness (including, without limitation, INMETCO Facility Hedging Obligations and INMETCO Facility Cash Management Obligations) outstanding under the Credit Agreement and the other INMETCO Facility Documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral (in an amount of no more than 105% of the undrawn and drawn and unreimbursed amount thereof) or backstop letters of credit in respect thereof in compliance with the Credit Agreement and the other INMETCO Facility Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder, and (b) any other INMETCO Facility Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of INMETCO Facility Claims shall not be deemed to have occurred if such payments are made in connection with the establishment of a successor Credit Agreement that constitutes an exchange or replacement for or a refinancing of such INMETCO Facility Claims and the successor INMETCO Agent under such successor Credit Agreement shall have executed a joinder to this Agreement pursuant to which such successor INMETCO Agent agrees to be bound by the terms of this Agreement in a manner reasonably acceptable to the Collateral Agent.

“Discharge of Indenture Obligations” means the earliest to occur of: (A) the payment in full in cash of (a) the principal of and interest (including interest accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding) and premium, if any, on all Indebtedness outstanding under the Indenture Documents, and (b) any other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Indenture Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of Indebtedness that constitutes an exchange or replacement for or a refinancing of such Indenture Obligations and the successor collateral agent under such Indebtedness (if any) shall have executed a joinder to this Agreement pursuant to which such successor collateral agent (if any) agrees to be bound by the terms of this Agreement; (B) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described in and in accordance with Section 8.01 (Legal Defeasance and Discharge) of the Indenture; and (C) the satisfaction and discharge of the Indenture in accordance with Section 8.02 (Satisfaction and Discharge) thereto.

“Excess INMETCO Facility Claims” means the aggregate principal amount of the Indebtedness (excluding INMETCO Facility Hedging Obligations and INMETCO Facility Cash Management Obligations under the Credit Agreement or other INMETCO Facility Documents) in respect of INMETCO Facility Claims in excess of the Maximum INMETCO Facility Principal Amount at the time such Indebtedness is incurred (together with any interest on such excess principal).

“Excess Indenture Obligations” means any principal amounts in respect of any Additional Notes (as defined in the Indenture (as in effect on the Issue Date)) if and to the extent, at the time of incurrence and after giving effect to such Additional Notes, the aggregate principal amount of Notes and Additional Notes outstanding exceeded the Notes Lien Cap (together with any interest on such excess Additional Notes).

“Excluded Assets” has the meaning ascribed to such term in the Indenture (as in effect on the Issue Date).

“Grantors” means, collectively, INMETCO and the INMETCO Facility Guarantors, together with the successors and assigns of each of the foregoing.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligations, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means, the obligations of such Person pursuant to any Hedging Contract, Interest Rate Agreement or Currency Agreement (each as defined in the Indenture as in effect on the Issue Date).

“Indebtedness” has the meaning ascribed to such term in the Indenture (as in effect on the Issue Date).

“Indenture” means the Indenture dated as of July 26, 2012, by and among the Issuer, the other Grantors party thereto, the Trustee and the Collateral Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Indenture Collateral Documents” means the Indenture Security Agreement, the Indenture Mortgages and any other agreement, document or instrument pursuant to which a Lien on the INMETCO Collateral is granted by any Grantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Indenture Documents” means (a) the Indenture, the Notes, the Indenture Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations, and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Indenture Holders” means the Persons holding Indenture Obligations, including the Noteholders, the Trustee and the Collateral Agent.

“Indenture Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other agreement, document or instrument under which any Lien on real property owned by any INMETCO Company is granted to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are governed.

“Indenture Obligations” means all Obligations of the Grantors in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Indenture Security Agreement” means that certain INMETCO Security Agreement, dated as of July 26, 2012, among the Issuer, the other Grantors and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“INMETCO” has the meaning set forth in the preamble.

“INMETCO Agent” has the meaning set forth in the preamble.

“INMETCO Collateral” means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the INMETCO Facility Claims and the Indenture Obligations and including, without limitation, all proceeds and products thereof; provided that the INMETCO Collateral shall not include any assets of the Company other than the Capital Stock of Horsehead Corporation owned by the Company, and all proceeds thereof, in whatever formed received.

“INMETCO Company” means INMETCO and the INMETCO Facility Guarantors (other than the Company).

“INMETCO Facility Cash Management Obligations” means any Cash Management Obligations of INMETCO or any INMETCO Facility Guarantor secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents.

“INMETCO Facility Claims” means (a) Indebtedness owing by the Grantors under the Credit Agreement; (b) the INMETCO Facility Cash Management Obligations and the INMETCO Facility Hedging Obligations, and (c) all other Obligations of the Grantors under the documents relating to Indebtedness described in clauses (a) and (b) above. INMETCO Facility Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant INMETCO Facility Document whether or not the claims for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“INMETCO Facility Collateral Documents” means any agreement, document or instrument pursuant to which a Lien on any INMETCO Collateral is granted securing any INMETCO Facility Claims or under which rights or remedies with respect to such Liens are governed.

“INMETCO Facility Documents” means the Credit Agreement, the INMETCO Facility Collateral Documents, and any other any agreement, document or instrument pursuant to which a Lien is granted securing any INMETCO Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an INMETCO Facility Hedging Obligation or INMETCO Facility Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other INMETCO Facility Claim, and any other related document or instrument executed or delivered pursuant to any INMETCO Facility Document at any time or otherwise evidencing any INMETCO Facility Claims.

“INMETCO Facility Guarantors” means the Company and each Subsidiary of INMETCO that Guarantees any INMETCO Facility Claims. The foregoing may be referred to herein individually as an “INMETCO Facility Guarantor.”

“INMETCO Facility Hedging Obligations” means Hedging Obligations of any Grantor that are secured by any INMETCO Collateral under the INMETCO Facility Collateral Documents.

“INMETCO Facility Lenders” means the Persons holding INMETCO Facility Claims, including the INMETCO Agent.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor; provided, that none of the foregoing acts, events or circumstances in clauses (a), (b), (c) or (d) shall constitute an Insolvency or Liquidation Proceeding if an event of default under any INMETCO Facility Document or any Indenture Document has not occurred as a result of such act, event or circumstance.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge or any kind (including any condition sale or other title retention agreement or lease in the nature thereof).

“Maximum ABL Facility Principal Amount” means the amount equal to (i) the product of (x) the Maximum Credit Facility Principal Amount (as defined in the Indenture on the Issue Date) and (y) 0.875; provided that the factor in clause (y) may be (A) increased in the event the factor in clause (y) of the definition of Maximum INMETCO Facility Principal Amount is concurrently decreased, by the amount of such decrease, and (B) decreased in the event the factor in clause (y) of the definition of Maximum INMETCO Facility Principal Amount is concurrently increased, by the amount of such increase (provided that, with respect to any such increase or decrease, the ABL Administrative Agent (as defined in the Indenture on the Issue Date), the INMETCO Agent (if the INMETCO Facility is in effect at the time of such adjustment) and the Company (and, if a bankruptcy or insolvency event of default under the Indenture has occurred, or the exercise of remedies with respect to the collateral securing the Notes, the ABL Facility Claims (as defined in the Indenture on the Issue Date) or the INMETCO Facility Claims has been commenced, or the maturity of the loans under the ABL Credit Agreement (as defined in the Indenture as in effect on the Issue Date) or the INMETCO Facility or the Notes have been accelerated, or such loans or Notes have not been paid upon final maturity thereof, the Collateral Agent) consent to any such adjustment) plus (ii) in the event a DIP Financing is entered into by Horsehead Corporation following a bankruptcy or insolvency event of default, the lesser of the amount of such DIP Financing and $5,000,000.

“Maximum INMETCO Facility Principal Amount” means the amount equal to (i) the product of (x) the Maximum Credit Facility Principal Amount (as defined in the Indenture on the Issue Date) and (y) 0.125; provided that the factor in clause (y) may be (A) increased in the event the factor in clause (y) of the definition of Maximum ABL Facility Principal Amount (as defined in the Indenture on the Issue Date) is concurrently decreased, by the amount of such decrease, and (B) decreased in the event the factor in clause (y) of the definition of Maximum ABL Facility Principal Amount is concurrently increased, by the amount of such increase (provided that, with respect to any such increase or decrease, the INMETCO Agent, the ABL Administrative Agent (as defined in the Indenture on the Issue Date) and the Company (and, if a bankruptcy or insolvency event of default under the Indenture has occurred, or the exercise of remedies with respect to the collateral securing the Notes, the ABL Facility Claims (as defined in the Indenture on the Issue Date) or the INMETCO Facility Claims has been commenced, or the maturity of the loans under the ABL Credit Agreement (as defined in the Indenture on the Issue Date) or the Credit Agreement or the Notes have been accelerated, or such loans or Notes have not been paid upon final maturity thereof, the Collateral Agent) consent to any such adjustment) plus (ii) in the event a DIP Financing is entered into by INMETCO following a bankruptcy or insolvency event of default, the lesser of the amount of such DIP Financing and $5,000,000.

“Noteholders” means the Persons holding Notes from time to time.

“Notes” means (a) the 10.50% Senior Secured Notes due 2017 issued by the Issuer and (b) any additional notes issued by the Issuer under the Indenture.

“Notes Lien Cap” means Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) or such greater amount as otherwise consented to by the INMETCO Agent.

“Obligations” means all obligations for principal, payment, premium, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Collateral” means any INMETCO Collateral the possession or control of which is necessary to perfect or enhance the priority of a Lien thereon under the Uniform Commercial Code.

“Subsidiary” has the meaning ascribed to such term in the Indenture (as in effect on the Issue Date).

“Trustee” has the meaning set forth in the preamble.

“Uniform Commercial Code” and “UCC” mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York or any other applicable jurisdiction, as applicable, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “from” shall be construed to have the same meaning as “from and including”. Each of the words “to” and “until” shall be construed to have the same meaning as “to but excluding”. The word “through” shall be construed to have the same meaning as “to and including”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) any reference herein to the Issuer or any other Grantor shall be construed to include such Issuer or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Issuer or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(c) Headings. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 2. Lien Priorities.

2.1 Acknowledgment of Liens.

(a) The INMETCO Agent, on behalf of itself and the other INMETCO Facility Lenders, hereby acknowledges that the Collateral Agent, acting for and on behalf of itself, the Trustee and the other Indenture Holders, has been granted Liens upon all of the INMETCO Collateral pursuant to the Indenture Documents to secure the Indenture Obligations.

(b) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby acknowledges that INMETCO Agent, acting for and on behalf of itself and the other INMETCO Facility Lenders, has been granted Liens upon all of the INMETCO Collateral pursuant to the INMETCO Facility Documents to secure the INMETCO Facility Claims.

(c) The INMETCO Agent, on behalf of itself and the other INMETCO Facility Lenders, hereby acknowledges that the Collateral Agent, acting for and on behalf of itself, the Trustee and the other Indenture Holders, has been granted Liens upon property other than the INMETCO Collateral to secure the Indenture Obligations, which property will not be subject to Lien in favor of the INMETCO Agent, on behalf of itself and the other INMETCO Facility Lenders.

2.2 Subordination.

(a) Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Liens (including the time of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Liens or the time of taking possession or control over any Collateral) granted to the Collateral Agent, the Trustee or the other Indenture Holders on the INMETCO Collateral or of any Liens granted to the INMETCO Agent or the INMETCO Facility Lenders on the INMETCO Collateral, (ii) any provision of the UCC or any other applicable law or the Indenture Documents or the INMETCO Facility Documents or any other circumstance whatsoever and (iii) any rules for determining priority under any law governing relative priorities of Liens, the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby agrees that, so long as the Discharge of INMETCO Facility Claims has not occurred: (a) any Lien on the INMETCO Collateral now or hereafter held or purported to be held by or on behalf of the INMETCO Agent or any INMETCO Facility Lenders or any agent or trustee therefor securing any INMETCO Facility Claims, shall be senior in right, priority, operation, effect and in all other respects and prior to any Lien thereon that secures any of the Indenture Obligations (except for Excess INMETCO Facility Claims); and (b) any Lien on such INMETCO Collateral now or hereafter held or purported to be held by or on behalf of the Collateral Agent, the Trustee or any other Indenture Holders or any agent or trustee therefor securing any Indenture Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secure any INMETCO Facility Claims (except for Excess INMETCO Facility Claims).

(b) As between the INMETCO Agent and the INMETCO Facility Lenders, on the one hand, and the Collateral Agent, the Trustee and each other Indenture Holder, on the other hand, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the INMETCO Facility Claims, Excess INMETCO Facility Claims, Indenture Obligations or Excess Indenture Obligations, or any Liens securing payment and performance thereof, are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3 Prohibition on Contesting Liens.

The Collateral Agent, on behalf of itself, the Trustee and each other Indenture Holder, and the INMETCO Agent, for itself and on behalf of each INMETCO Facility Lender, agrees that it shall not directly or indirectly contest and hereby waives any right to contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the extent, attachment, priority, validity, perfection or enforceability of a Lien held, or purported to be held, by or on behalf of any of the INMETCO Facility Lenders in the INMETCO Collateral or by or on behalf of any of the Indenture Holders in the INMETCO Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of: (a) the INMETCO Agent or any INMETCO Facility Lender to enforce this Agreement, including the priority of the Liens on INMETCO Collateral securing the INMETCO Facility Claims as provided in Section 2.2(a), or (b) the Collateral Agent, the Trustee or any other Indenture Holder to enforce this Agreement.

2.4 No New Liens.

(a) The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, agrees that, so long as the Discharge of Indenture Obligations has not occurred, it shall not obtain a Lien on any asset or property of any INMETCO Company unless the Collateral Agent concurrently obtains a Lien thereon or waives its rights under this sentence, provided, however, that the refusal of the Collateral Agent to accept a Lien on any property of any INMETCO Company shall not prohibit the taking of a Lien by the INMETCO Agent. The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, agrees that, so long as the Discharge of Indenture Obligations has not occurred, it shall not obtain a Lien on any asset or property of the Company unless the Collateral Agent concurrently obtains a Lien thereon or waives its right under this sentence; provided that for the avoidance of doubt, the Collateral Agent may obtain Liens on assets or property of the Company that the INMETCO Agent or INMETCO Facility Lenders do not have a Lien on.

(b) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that, so long as the Discharge of INMETCO Facility Claims has not occurred, it shall not obtain a Lien on any asset or property of any INMETCO Company unless the INMETCO Agent concurrently obtains a Lien thereon or waives its rights under this sentence, provided, however, that the refusal of the INMETCO Agent to accept a Lien on any property of any INMETCO Company shall not prohibit the taking of a Lien by the Collateral Agent.

(c) If the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, shall acquire any Lien on any property of any INMETCO Company or any of its Subsidiaries securing any Indenture Obligations which property is not also subject to the Lien of the INMETCO Agent and such property would otherwise be INMETCO Collateral, then the Collateral Agent shall, without the need for any further consent of any other Person (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, with respect to the INMETCO Collateral as security for the INMETCO Facility Claims, or (y) if directed by the INMETCO Agent, release such Lien; provided, however, that the Collateral Agent shall not be required to take such actions if the INMETCO Agent previously refused to accept a Lien on such property.

(d) To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.4, the priority of such additional Liens shall be determined in accordance with Section 2.2. To the extent the provisions in this Section 2.4 are not complied with for any reason, without limiting any other right or remedy available to the INMETCO Agent or the Collateral Agent, as applicable, the INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, and the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agree that any amounts received by or distributed to any of the INMETCO Facility Lenders or the Indenture Holders pursuant to or as a result of any Lien granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5 Perfection of Liens.

None of the INMETCO Facility Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the INMETCO Collateral for the benefit of the Indenture Holders. None of the Indenture Holders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the INMETCO Collateral for the benefit of the INMETCO Facility Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the INMETCO Facility Lenders and the Indenture Holders and shall not impose on the INMETCO Facility Lenders or the Indenture Holders or any agent or trustee therefor, any obligations in respect of the disposition of proceeds of any INMETCO Collateral which would conflict with the prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement

3.1 Exercise of Remedies in Respect of INMETCO Collateral.

(a) So long as the Discharge of INMETCO Facility Claims (other than Excess INMETCO Facility Claims) has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, (i) the Collateral Agent, the Trustee and the other Indenture Holders shall not exercise or seek to exercise any rights or remedies (including set-off) with respect to any INMETCO Collateral that secures any Indenture Obligations, institute, or join with any other person to institute, any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the INMETCO Agent or any INMETCO Facility Lender with respect to the INMETCO Collateral, exercise any right under any Indenture Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Agent, the Trustee or any other Indenture Holder is a party relating to any INMETCO Collateral, or exercise any other rights and remedies relating to the INMETCO Collateral under the Indenture Documents or otherwise, or object to the forbearance by the INMETCO Facility Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the INMETCO Collateral, and (ii) the INMETCO Agent and the INMETCO Facility Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the INMETCO Collateral without any consultation with or the consent of the Collateral Agent, the Trustee or any other Indenture Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Collateral Agent may file a proof of claim or statement of interest with respect to the Indenture Obligations, subject to the limitations contained in this Agreement, (B) the Collateral Agent may take any action (not adverse to the prior Liens on the INMETCO Collateral that secures the Indenture Obligations, or the rights of the INMETCO Agent or the INMETCO Facility Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on such INMETCO Collateral so long as such action is consistent with the terms and limitations on the Collateral Agent, the Trustee and the other Indenture Holders imposed by this Agreement, (C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Collateral Agent, the Trustee and the Holders, including any claims secured by the INMETCO Collateral, if any, in each case in accordance with the terms of this Agreement, (D) vote on any plan of reorganization not inconsistent with the terms of this Agreement, (E) exercise rights and remedies as unsecured creditors as more particularly described below, (F) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the INMETCO Collateral initiated by the INMETCO Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by the INMETCO Agent (it being understood that the Collateral Agent will not be entitled to receive any proceeds thereof unless otherwise expressly permitted in this Agreement), and (G) the Collateral Agent may take any action to foreclose upon any such INMETCO Collateral so long as (1) 180 days have elapsed from the date that the Collateral Agent shall have given written notice to the INMETCO Agent of the occurrence of an Event of Default under and as defined in the Indenture Documents and acceleration of the maturity of the outstanding principal of the

Indenture Obligations (or all of the outstanding principal of the Indenture Obligations shall have otherwise become due), (2) the INMETCO Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against such INMETCO Collateral at the end of such 180-day period and (3) the proceeds received by the Collateral Agent, the Trustee or any other Indenture Holder in connection with such foreclosure action by the Collateral Agent are applied pursuant to Section 4.1; provided, further that, to the extent the INMETCO Agent or INMETCO Facility Lenders are stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant INMETCO Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition. In exercising rights and remedies with respect to the INMETCO Collateral, the INMETCO Agent and the INMETCO Facility Lenders may enforce the provisions of the INMETCO Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the INMETCO Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Subject to the first proviso to the first sentence of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any INMETCO Collateral that secures any Indenture Obligations or any proceeds of such INMETCO Collateral, in each case in connection with the exercise of any right or remedy (including set-off) with respect to any such INMETCO Collateral (or in respect of any such INMETCO Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), unless and until the Discharge of INMETCO Facility Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of INMETCO Facility Claims has occurred, except as expressly provided in the first proviso to the first sentence of Section 3.1(a) above, the sole right of the Collateral Agent, the Trustee and the other Indenture Holders with respect to such INMETCO Collateral is to hold a Lien on such INMETCO Collateral pursuant to the Indenture Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of INMETCO Facility Claims has occurred.

(c) Subject to the first proviso to the first sentence of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, (i) the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that the Collateral Agent, the Trustee and the other Indenture Holders will not take any action that would hinder any exercise of remedies undertaken by the INMETCO Agent under the INMETCO Facility Documents with respect to the INMETCO Collateral, including any sale, lease, exchange, transfer or other disposition of the INMETCO Collateral, whether by foreclosure or otherwise, and (ii) the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby waives any and all rights it or the other Indenture Holders may have as a junior lien creditor to object to the manner in which the INMETCO Agent or the INMETCO Facility Lenders seek to enforce or collect the INMETCO Facility Claims or the Liens granted in any INMETCO Collateral, regardless of whether any action or failure to act by or on behalf of the INMETCO Agent or INMETCO Facility Lenders is adverse to the interest of the Indenture Holders.

(d) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Indenture Document shall be deemed to restrict in any way the rights and remedies of the INMETCO Agent or the INMETCO Facility Lenders with respect to the INMETCO Collateral as set forth in this Agreement and the INMETCO Facility Documents.

3.2 Cooperation.

Subject to the first proviso to the first sentence of Section 3.1(a) above, the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that, unless and until the Discharge of INMETCO Facility Claims has occurred, it will not commence, or join with any Person (other than the INMETCO Facility Lenders and the INMETCO Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in any INMETCO Collateral under any of the Indenture Documents or otherwise.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of INMETCO Facility Claims has not occurred, the INMETCO Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such INMETCO Collateral upon the exercise of remedies (or in respect of any INMETCO Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied:

(i) first, to the payment of the costs and expenses incurred by the INMETCO Agent or the Collateral Agent, as the case may be, in connection with such sale or other disposition or collection until all such costs and expenses shall have been paid in full in cash;

(ii) second, by the INMETCO Agent to the INMETCO Facility Claims (other than Excess INMETCO Facility Claims) in such order as specified in the relevant INMETCO Facility Documents (or, if an order is not specified in the INMETCO Facility Documents, in such order determined by the INMETCO Agent in its sole discretion) until the Discharge of INMETCO Facility Claims (other than Excess INMETCO Facility Claims) has occurred;

(iii) third, by the Collateral Agent to the Indenture Obligations (other than Excess Indenture Obligations) in such order as specified in the Indenture (or if an order is not specified in the Indenture, in such order determined by the Trustee acting at the direction of the requisite Indenture Holders) until the Discharge of Indenture Obligations (other than Excess Indenture Obligations) has occurred;

(iv) fourth, by the INMETCO Agent to the Excess INMETCO Facility Claims;

(v) fifth, by the Collateral Agent to the Excess Indenture Obligations; and

(vi) sixth, to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

4.2 Payments Over . Any INMETCO Collateral or proceeds thereof (or amounts in respect thereof) received by the Collateral Agent, the Trustee or any other Indenture Holder in connection with the exercise of any right or remedy (including set-off) relating to the INMETCO Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the INMETCO Agent for the benefit of itself and the INMETCO Facility Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

The INMETCO Agent is hereby authorized to make any such endorsements as agent for the Collateral Agent, the Trustee or any such other Indenture Holder. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1 Releases in Respect of INMETCO Collateral.

(i) If in connection with:

(A) the exercise of the INMETCO Agent’s remedies in respect of the INMETCO Collateral; or

(B) any sale, lease, exchange, transfer or other disposition of any INMETCO Collateral that is permitted or not prohibited under (i) the terms of the INMETCO Facility Documents (whether or not an “event of default” thereunder, and as defined therein, has occurred and is continuing) and (ii) the terms of the Indenture, the INMETCO Agent, for itself and on behalf of the INMETCO Facility Lenders, releases any of its Liens on any part of the INMETCO Collateral, the Liens, if any, of the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, on such INMETCO Collateral shall be automatically, unconditionally and simultaneously released and the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, promptly shall execute and deliver to the INMETCO Agent or the Issuer such termination statements, releases and other documents as the INMETCO Agent or the Issuer may reasonably request to effectively confirm such release.

(ii) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby irrevocably constitutes and appoints the INMETCO Agent and any officer or agent of the INMETCO Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder or in the INMETCO Agent’s own name, from time to time in the INMETCO Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

5.2 Insurance. Unless and until the Discharge of INMETCO Facility Claims has occurred, the INMETCO Agent and the INMETCO Facility Lenders shall have the sole and exclusive right under the INMETCO Facility Documents, to the extent such a right is granted in the INMETCO Facility Documents, to settle and adjust settlement for any insurance policy covering the INMETCO Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding relating to the INMETCO Collateral. Unless and until the Discharge of INMETCO Facility Claims has occurred, all proceeds of any such policy and any such award if in respect to the INMETCO Collateral shall be paid to the INMETCO Agent for the benefit of the INMETCO Facility Lenders to the extent required under the INMETCO Facility Documents and thereafter to the Collateral Agent for the benefit of the other Indenture Holders to the extent required under the Indenture Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Collateral Agent, the Trustee or any other Indenture Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the INMETCO Agent in accordance with the terms of Section 4.2.

5.3 Legend.

The Collateral Agent agrees that the Indenture Collateral Document shall include the following language (or (i) language to similar effect approved by the INMETCO Agent, or (ii) as revised to the extent necessary to properly refer to any amendment, restatement, replacement or other modification to this Agreement):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the Indenture Collateral Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of that certain Intercreditor Agreement, dated [            ], 201[    ], by and between: (i) U.S. Bank National Association, as Collateral Agent (and its successors and assigns), for the benefit of the holders from time to time of the Indenture Obligations (as defined therein) and (ii) [            ], as INMETCO Agent (and its successors and assigns), for the benefit of the holders from time to time of the INMETCO Facility Claims (as defined therein) (as may be amended, restated, modified or supplemented or replaced, from time to time in accordance therewith, the “Intercreditor Agreement”). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority or rights and remedies in connection with the INMETCO Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.”

5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, each of the Collateral Agent, the Trustee and the other Indenture Holders may exercise rights and remedies as an unsecured creditor against INMETCO or any other Grantor that has guaranteed the Indenture Obligations in accordance with the terms of the Indenture Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Collateral Agent, the Trustee or any other Indenture Holders of the required payments of interest, premium, if any, and principal on the Indenture Obligations and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by the Collateral Agent, the Trustee or any other Indenture Holder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them in respect of any INMETCO Collateral (or received or paid in respect of any INMETCO Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor). In the event the Collateral Agent, the Trustee or any other Indenture Holder becomes a judgment lien creditor in respect of INMETCO Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing INMETCO Facility Claims on the same basis as the other Liens securing the Indenture Obligations are so subordinated to such INMETCO Facility Claims under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the INMETCO Agent or the INMETCO Facility Lenders may have with respect to the INMETCO Collateral.

5.5 Agent and Bailee for Perfection and Control.

(i) The INMETCO Agent agrees to hold the Pledged Collateral that is part of the INMETCO Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent and bailee for the Collateral Agent and any assignee solely for the purpose of perfecting the security interest (or improving the priority thereof) granted in such Pledged Collateral pursuant to the Indenture Documents, subject to the terms and conditions of this Section 5.5.

(ii) Until the Discharge of INMETCO Facility Claims has occurred, the INMETCO Agent shall be entitled to deal with such Pledged Collateral in accordance with the terms of the INMETCO Facility Documents as if the Liens of the Collateral Agent under the Indenture Collateral Documents did not exist. The rights of the Collateral Agent shall at all times be subject to the terms of this Agreement and, with respect to the INMETCO Collateral, to the INMETCO Agent’s rights under the INMETCO Facility Documents.

(iii) The INMETCO Agent shall have no obligation whatsoever to the Collateral Agent, the Trustee or any other Indenture Holder to assure that such Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the INMETCO Agent under this Section 5.5 shall be limited solely to holding such Pledged Collateral as agent and bailee for the Collateral Agent for purposes of perfecting the Lien (or improving the priority thereof) held by the Collateral Agent.

(iv) The INMETCO Agent shall not have, by reason of the Indenture Collateral Documents or this Agreement or any other document, a fiduciary relationship in respect of the Collateral Agent, the Trustee or any other Indenture Holder.

(v) Upon the Discharge of INMETCO Facility Claims, the INMETCO Agent shall deliver to the Collateral Agent or, if applicable, cause the Collateral Agent to have control of such remaining Pledged Collateral (if any) (or the proceeds thereof) in its possession together with any necessary endorsements (or otherwise allow the Collateral Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Such Pledged Collateral (if any) will be delivered or control in respect thereof will be made without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Indenture Obligation, together with any necessary endorsements.

(vi) Promptly upon the execution of this Agreement by the parties hereto, the Collateral Agent will, to the extent permitted by applicable law, deliver to the INMETCO Agent any INMETCO Collateral in the possession or under the control of, the Collateral Agent, and all proceeds of INMETCO Collateral in the possession or under the control of the Collateral Agent, whether arising out of the action taken to enforce, collect or realize upon any INMETCO Collateral or otherwise. Such INMETCO Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any INMETCO Facility Claim, together with any necessary endorsements.

5.6 Cooperation.

(a) Upon written request of the INMETCO Agent from time to time, the Collateral Agent, at the joint and several expense of the Grantors, shall promptly disclose to the INMETCO Agent all information in its possession reasonably requested by the INMETCO Agent with respect to the INMETCO Collateral, including the identity of the Grantors and guarantors of any Indenture Obligations and the description, location and timing of perfection of Liens purported to be created on the INMETCO Collateral to secure Indenture Obligations and shall promptly deliver to the INMETCO Agent copies of the Indenture Documents and other documents relating to the INMETCO Collateral, such as Uniform Commercial Code Financing Statements and record copies of Indenture Collateral Documents.

(b) Upon written request of the Collateral Agent from time to time, the INMETCO Agent, at the joint and several expense of the Grantors, shall promptly disclose to the Collateral Agent all information in its possession reasonably requested by the Collateral Agent with respect to the INMETCO Collateral, including the identity of the Grantors and guarantors of any INMETCO Facility Claims and the description, location and timing of perfection of Liens purported to be created on the INMETCO Collateral to secure INMETCO Facility Claims and shall promptly deliver to the Collateral Agent copies of the INMETCO Facility Documents and other documents relating to the INMETCO Collateral, such as Uniform Commercial Code Financing Statements and record copies of INMETCO Facility Collateral Documents.

(c) Neither the INMETCO Agent, nor any INMETCO Facility Lender, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any INMETCO Collateral, for the legality, enforceability, effectiveness or sufficiency of any Indenture Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any Indenture Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any Indenture Collateral Document or any Lien created thereunder, or for any delay in doing so. Neither the Collateral Agent, nor the Trustee, nor any other Indenture Holder, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any INMETCO Collateral, for the legality, enforceability, effectiveness or sufficiency of any INMETCO Facility Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any INMETCO Facility Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any INMETCO Facility Collateral Document or any Lien created thereunder, or for any delay in doing so.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Financing Matters.

If any INMETCO Company shall be subject to any Insolvency or Liquidation Proceeding and the INMETCO Agent shall desire to permit the use of cash collateral under Section 363 of Title 11 of the United States Code or any similar Bankruptcy Law or to permit any INMETCO Company to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (“DIP Financing”) in an aggregate principal amount that when taken together with the aggregate principal amount of Indebtedness then outstanding under the Credit Agreement does not exceed the Maximum Credit Facility Principal Amount, then the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the INMETCO Facility Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the INMETCO Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the INMETCO Collateral that secure the Indenture Obligations are subordinated to the Liens thereon that secure the INMETCO Facility Claims under this Agreement, and agrees that notice received three (3) Business Days prior to the entry of an order approving such usage of cash collateral or approving such financing on an interim basis shall be adequate notice; provided that the Collateral Agent, the Trustee and the other Indenture Holders retain the right to (i) object to any ancillary agreements or arrangements regarding cash collateral use or the DIP Financing relating to any provision or content of plan of reorganization or similar dispositive restructuring plan that are materially prejudicial to the interests of the Indenture Holders, (ii) object to any DIP Financing relating to any provision or content of a plan of reorganization or similar dispositive restructuring plan (other than to the extent requiring repayment in full of such DIP Financing) or (iii) propose any other DIP Financing to such INMETCO Company or the bankruptcy court.

6.2 Relief from the Automatic Stay. Until the Discharge of INMETCO Facility Claims has occurred, the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the INMETCO Collateral, without the prior written consent of the INMETCO Agent.

6.3 Adequate Protection. The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that none of them shall, directly or indirectly, contest (or support any other Person contesting): (a) any request by the INMETCO Agent or the INMETCO Facility Lenders for adequate protection; or (b) any objection by the INMETCO Agent or the INMETCO Facility Lenders to any motion, relief, action or proceeding based on the INMETCO Agent or the INMETCO Facility Lenders claiming a lack of adequate protection, in each case, in respect of the INMETCO Collateral. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the INMETCO Facility Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral from any Grantor in connection with any DIP Financing or use of cash collateral of any Grantor under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Collateral Agent, on behalf of itself, the Trustee or any of the other Indenture Holders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, shall be subordinated to the Liens securing the INMETCO Facility Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the INMETCO Collateral that secure the Indenture Obligations are so subordinated to the Liens thereon that secure the INMETCO Facility Claims under this Agreement, and (ii) in the event the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Collateral Agent, on behalf of itself, the Trustee or any of the other Indenture Holders, agrees that the INMETCO Agent shall also be granted a senior Lien on such additional collateral as security for the INMETCO Facility Claims and any such DIP Financing and that any Lien on such additional collateral securing the Indenture Obligations shall be subordinated to the Liens on such collateral securing the INMETCO Facility Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the INMETCO Facility Lenders as adequate protection on the same basis as the other Liens on the INMETCO Collateral that secure the Indenture Obligations are so subordinated to the Liens thereon that secure such INMETCO Facility Claims under this Agreement.

6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the INMETCO Agent or any INMETCO Facility Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent, the Trustee or any of the other Indenture Holders with respect to the INMETCO Collateral, including objecting to the seeking by the Collateral Agent, the Trustee or any other Indenture Holder of adequate protection (other than as allowed pursuant to Section 6.3(a) above) or the asserting by the Collateral Agent, the Trustee or any other Indenture Holder of any of its rights and remedies under the Indenture Documents or otherwise in respect of the INMETCO Collateral.

6.5 Preference Issues. If any INMETCO Facility Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “INMETCO Facility Claim Recovery”), then the INMETCO Facility Claims shall be reinstated to the extent of such INMETCO Facility Claim Recovery and the INMETCO Facility Lenders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such INMETCO Facility Claim Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Collateral Agent, the Trustee and each other Indenture Holder agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise; it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.6 Asset Dispositions in an Insolvency or Liquidation Proceeding. None of the Collateral Agent, the Trustee, or any other Indenture Holder shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any INMETCO Collateral that is supported by the INMETCO Facility Lenders, and the Collateral Agent, the Trustee and each other Indenture Holder will be deemed to have consented under Section 363 of Title 11 of the United States Code (and otherwise) to any such sale supported by the requisite INMETCO Facility Lenders (as determined in accordance with the Credit Agreement) and to have released their Liens in such assets.

6.7 Separate Grants of Security and Separate Classification.

The Indenture Holders and the INMETCO Facility Lenders acknowledge and agree that: (a) the grants of Liens pursuant to the INMETCO Facility Collateral Documents and the Indenture Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the INMETCO Collateral, the Indenture Obligations are fundamentally different from the INMETCO Facility Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the INMETCO Facility Lenders and Indenture Holders in respect of the INMETCO Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then, the Indenture Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the INMETCO Collateral (with the effect being that, to the extent that the aggregate value of the INMETCO Collateral is sufficient (for this purpose ignoring all claims held by the Indenture Holders), the INMETCO Facility Lenders shall be entitled to receive from the INMETCO Collateral or proceeds thereof, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of all interest accrued (or which would have, absent the commencement of an Insolvency or Liquidation Proceeding, accrued) after the commencement of an Insolvency or Liquidation Proceeding before any distribution is made from the INMETCO Collateral or proceeds thereof in respect of the claims held by the Indenture Holders), with the Indenture Holders hereby acknowledging and agreeing to turn over to the INMETCO Facility Lenders amounts otherwise received or receivable by them from the INMETCO Collateral or proceeds thereof to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Indenture Holders.

6.8 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Law.

The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, waives any claim they may hereafter have against any INMETCO Facility Lender arising out of the election by INMETCO Agent or any other INMETCO Facility Lender of the application of Section 1111(b)(2) of the Bankruptcy Law, or any comparable provision of any similar law. The INMETCO Agent, on behalf of itself and the other INMETCO Facility Lenders, waives any claim they may hereafter have against any Indenture Holder arising out of the election by Collateral Agent, Trustee or any other Indenture Holder of the application of Section 1111(b)(2) of the Bankruptcy Law, or any comparable provision of any similar law.

6.9 Effectiveness in Insolvency or Liquidation Proceedings.

This Agreement shall be effective both before and after the commencement of an Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under any Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession. The relative rights of the INMETCO Facility Lenders and the Indenture Holders in or to any distributions from or in respect of any INMETCO Collateral or proceeds thereof shall continue after the institution of any Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance.

All loans and other extensions of credit made or deemed made on and after the date hereof by the INMETCO Facility Lenders to the Company or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement. All extensions of credit or other financial accommodations made or deemed made on and after the date hereof by the Indenture Holders to the Issuer or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement.

7.2 No Warranties or Liability.

The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, acknowledges and agrees that each of the INMETCO Agent and the INMETCO Facility Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the INMETCO Facility Documents, the ownership of any INMETCO Collateral or the perfection or priority of any Liens thereon.

The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, acknowledges and agrees that each of the Collateral Agent, the Trustee and the other Indenture Holders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Indenture Documents, the ownership of any INMETCO Collateral or the perfection or priority of any Liens thereon.

The INMETCO Facility Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the INMETCO Facility Documents as they may, in their sole discretion, deem appropriate, and the INMETCO Facility Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Collateral Agent, the Trustee or any of the other Indenture Holders have in the INMETCO Collateral or otherwise, except as otherwise provided in this Agreement. Neither the INMETCO Agent nor any INMETCO Facility Lender shall have any duty to the Collateral Agent, the Trustee or any of the other Indenture Holders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuer or any other Grantor (including the Indenture Documents), regardless of any knowledge thereof which they may have or be charged with.

The Indenture Holders will be entitled to manage and supervise their respective loans and extensions of credit under the Indenture Documents as they may, in their sole discretion, deem appropriate. Neither the Collateral Agent, the Trustee nor any other Indenture Holder shall have any duty to the INMETCO Agent or any of the INMETCO Facility Lenders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuer or any other Grantor (including the INMETCO Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(i) No right of the INMETCO Facility Lenders, the INMETCO Agent or any of them to enforce any provision of this Agreement or any INMETCO Facility Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any other Grantor or by any act or failure to act by any INMETCO Facility Lender or the INMETCO Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the INMETCO Facility Documents or any of the Indenture Documents, regardless of any knowledge thereof which the INMETCO Agent or the INMETCO Facility Lenders, or any of them, may have or be otherwise charged with;

(ii) Without in any way limiting the generality of the foregoing paragraph but subject to Section 2.4, the INMETCO Facility Lenders, the INMETCO Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Collateral Agent, the Trustee or any other Indenture Holder, without incurring any liabilities to the Collateral Agent, the Trustee or any other Indenture Holder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Collateral Agent, the Trustee or any other Indenture Holder is affected, impaired or extinguished thereby) do any one or more of the following:

(A) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the INMETCO Facility Claims or any Lien on any INMETCO Collateral or guaranty thereof or any liability of the Issuer or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the INMETCO Facility Claims, without any restriction as to the amount, tenor or terms of any such increase or extension so long as the maximum aggregate principal amount of INMETCO Facility Claims described in clause (a) of the definition thereof does not exceed the Maximum Credit Facility Principal Amount) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the INMETCO Agent or any of the INMETCO Facility Lenders, the INMETCO Facility Claims or any of the INMETCO Facility Documents;

(B) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the INMETCO Collateral or any liability of the Issuer or any other Grantor to the INMETCO Facility Lenders or the INMETCO Agent, or any liability incurred directly or indirectly in respect thereof;

(C) settle or compromise any INMETCO Facility Claim or any other liability of the Issuer or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the INMETCO Facility Claims) in any manner or order;

(D) enter into or amend any INMETCO Facility Document in order to create or acquire additional collateral for the INMETCO Facility Claims, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

(E) exercise or delay in or refrain from exercising any right or remedy against the Issuer or any other Grantor or any other Person or any security provided thereby, elect any remedy and otherwise deal freely with the Issuer, any other Grantor or any other Person or any INMETCO Collateral and any security and any guarantor or any liability of the Issuer, any other Grantor or any other Person to the INMETCO Facility Lenders or any liability incurred directly or indirectly in respect thereof.

(iii) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, also agrees that the INMETCO Facility Lenders and the INMETCO Agent shall have no liability to the Collateral Agent, the Trustee or any other Indenture Holder, and the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby waives any claim against any INMETCO Facility Lender or the INMETCO Agent, arising out of any and all actions which the INMETCO Facility Lenders or the INMETCO Agent may take or permit or omit to take with respect to: (i) the INMETCO Facility Documents, (ii) the collection of the INMETCO Facility Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any INMETCO Collateral (but only so long as such foreclosure, sale, liquidation or other disposition is conducted in accordance with Section 3.1); and

(iv) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional.

All rights, interests, agreements and obligations of the INMETCO Agent and the INMETCO Facility Lenders and the Collateral Agent, the Trustee and the other Indenture Holders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any INMETCO Facility Documents or any Indenture Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the INMETCO Facility Claims or Indenture Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other INMETCO Facility Document or of the terms of the Indenture or any other Indenture Document;

(c) any exchange of any security interest in any INMETCO Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the INMETCO Facility Claims or Indenture Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Issuer or any other Grantor in respect of the INMETCO Facility Claims or the Indenture Obligations, or of the Collateral Agent, the Trustee or any other Indenture Holder in respect of this Agreement, or of the INMETCO Agent or any INMETCO Facility Lender in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Conflicts.

In the event of any conflict between the provisions of this Agreement and the provisions of the INMETCO Facility Documents or the Indenture Documents, the provisions of this Agreement shall govern; provided that nothing contained in this Agreement shall be deemed to be construed to require any Subsidiary of the Issuer that is not required to provide a guarantee under the Indenture or the Credit Agreement or to grant a Lien on its assets pursuant to any Indenture Document or any INMETCO Facility Document as being required to provide any such guarantee or any such Lien.

8.2 Continuing Nature of this Agreement; Severability.

This Agreement shall continue to be effective until the Discharge of INMETCO Facility Claims or the Discharge of Indenture Obligations shall have occurred. This is a continuing agreement of lien subordination and (a) the INMETCO Facility Lenders may continue, at any time and without notice to the Collateral Agent, the Trustee or any other Indenture Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting INMETCO Facility Claims on reliance hereof and (b) the Indenture Holders may continue, at any time and without notice to the INMETCO Agent or any INMETCO Facility Lender, to extend credit and other financial accommodations to or for the benefit of the Issuer or any other Grantor constituting Indenture Obligations (including by means of purchasing any Notes issued by the Issuer) on reliance hereof. Each of the Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, and the INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 Amendments; Waivers.

No amendment or modification of any of the provisions of this Agreement by the Collateral Agent or the INMETCO Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent. Each waiver, if any, shall be in writing, signed by the party granting the waiver, and shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Issuer and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

8.4 Information Concerning Financial Condition of the Issuer and the Other Grantors.

(a) The INMETCO Agent and the INMETCO Facility Lenders, on the one hand, and the Collateral Agent, the Trustee and the other Indenture Holders, on the other hand, shall not be responsible for keeping any other Person informed of (i) the financial condition of the Issuer and the other

Grantors and all endorsers and/or guarantors of the Indenture Obligations or the INMETCO Facility Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Indenture Obligations or the INMETCO Facility Claims.

(b) Subject to Section 5.6(b), the INMETCO Agent and the INMETCO Facility Lenders shall have no duty to advise the Collateral Agent, the Trustee or any other Indenture Holder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the INMETCO Agent or any of the INMETCO Facility Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Collateral Agent, the Trustee or any other Indenture Holder, it or they shall be under no obligation: (i) to make, and the INMETCO Agent and the INMETCO Facility Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(c) Subject to Section 5.6(a), the Collateral Agent, the Trustee and the other Indenture Holders shall have no duty to advise any INMETCO Agent or any INMETCO Facility Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Collateral Agent, the Trustee or any of the other Indenture Holders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any INMETCO Agent or any INMETCO Facility Lender, it or they shall be under no obligation: (i) to make, and the Collateral Agent, the Trustee and the other Indenture Holders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of INMETCO Facility Claims has occurred.

(b) The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Indenture Obligations has occurred.

8.6 Consent to Jurisdiction; Waiver of Jury Trial.

THE PARTIES HERETO CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK, AND CONSENT THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 8.7 BELOW FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY

LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7 Notices.

All notices to the Indenture Holders and the INMETCO Facility Lenders permitted or required under this Agreement may be sent to the Collateral Agent and the INMETCO Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent via facsimile, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given (x) when delivered, in person or by courier service, or upon receipt of a telecopy or electronic mail, (y) one Business Day after mailing if sent by overnight courier, or (z) four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances.

(a) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, agrees that each of them, at the joint and several expense of the Grantors, shall take such further action and shall execute and deliver to the INMETCO Agent (for itself and the INMETCO Facility Lenders) such additional documents and instruments (in recordable form, if requested) as the INMETCO Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

(b) The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, agrees that each of them, at the joint and several expense of the Grantors, shall take such further action and shall execute and deliver to the Collateral Agent (for itself and the Trustee and the other Indenture Holders) such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.9 Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

8.10 Binding on Successors and Assigns.

(a) This Agreement shall be binding upon the INMETCO Agent, the INMETCO Facility Lenders, the Collateral Agent, the Trustee, the other Indenture Holders, the Issuer, the other Grantors and their respective successors and permitted assigns.

(b) This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of INMETCO Facility Claims and Indenture Obligations. No other Person, including the Issuer or any other Grantor, the Issuer or any other Grantor as debtor-in–possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

8.11 Specific Performance.

(a) Each of the INMETCO Agent and the Collateral Agent may demand specific performance of this Agreement.

(b) The Collateral Agent, on behalf of itself, the Trustee and the other Indenture Holders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the INMETCO Agent.

(c) The INMETCO Agent, on behalf of itself and the INMETCO Facility Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent.

8.12 Counterparts.

This Agreement may be executed in one or more counterparts (including by telecopy or electronic transmission (e.g. “pdf”)), each of which shall be an original and all of which shall together constitute one and the same document.

8.13 Authorization.

By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.14 Effectiveness.

This Agreement shall become effective when executed and delivered by the parties hereto.

8.15 Indenture Holders’ Purchase Option.

Upon the occurrence and during the continuance of (a) the acceleration prior to maturity of all or any portion of the Indebtedness then outstanding under the Credit Agreement, (b) the exercise of any remedy with respect to Liens on a substantial portion of the INMETCO Collateral by the INMETCO Agent, (c) (i) a default in any scheduled payment of principal, premium, if any, interest or fees under the Indenture or the Credit Agreement that remains uncured or unwaived for a period of 45 days or (ii) any non-payment default under the Indenture or the Credit Agreement remains uncured or unwaived for a period of 90 days, or (d) an Insolvency or Liquidation Proceeding, the Indenture Holders (or a portion thereof) may, at their sole expense and effort, upon notice from the Collateral Agent at the direction of such Indenture Holders to INMETCO and the INMETCO Agent, irrevocably require the INMETCO Facility Lenders to transfer and assign to the Indenture Holders (as provided below), without warranty or representation or recourse (other than the representation or warranty that such INMETCO Facility Claims are being transferred without any Lien created by the INMETCO Facility Lenders), all (but not less than all) of the INMETCO Facility Claims and all rights of the INMETCO Facility Lenders under the INMETCO Facility Documents; provided that (x) the INMETCO Agent and the INMETCO Facility Lenders shall retain all rights to be indemnified or to be held harmless by the Grantors in accordance with the terms of the INMETCO Facility Documents, (y) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (z) the Indenture Holders shall have paid to the INMETCO Agent, for itself and the account of the INMETCO Facility Lenders, in immediately available funds, an amount equal to 100% of the principal of such

Indebtedness (including INMETCO Facility Hedging Obligations and INMETCO Facility Cash Management Obligations) plus all accrued and unpaid interest thereon plus all accrued and unpaid fees plus all the other Indebtedness under the Credit Agreement then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the Credit Agreement, an amount in cash equal to the amount required under the Credit Agreement, but in no event to exceed 105% thereof). After giving effect to each such payment, any remaining cash collateral that exceeds to the amount required under the Credit Agreement, but in no event to exceed 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit issued pursuant to the INMETCO Facility Documents and the aggregate facing and similar fees that will accrue thereon through the stated maturity of such letters of credit (assuming no drawings thereon before stated maturity), will be returned to the Indenture Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder (pro rata according to such Indenture Holders’ portion of the Indenture Obligations outstanding on the date of purchase held by all such Indenture Holders, or as otherwise agreed by such Indenture Holders). When all such letters of credit have been cancelled with the consent of the beneficiary thereof, expired or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Indenture Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder (pro rata according to such Indenture Holders’ portion of the Indenture Obligations outstanding on the date of purchase held by all such Indenture Holders, or as otherwise agreed by such Indenture Holders). In order to effectuate the foregoing, the INMETCO Agent shall calculate, upon the written request of the Collateral Agent from time to time, the amount in cash that would be necessary to so purchase the Indebtedness under the Credit Agreement. If the right set forth in this Section 8.15 is exercised: (1) the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the notice thereof, (2) such purchase of the Indebtedness under the Credit Agreement shall be exercised pursuant to documentation mutually and reasonably acceptable to each of the INMETCO Agent and the Collateral Agent, and (3) such Indebtedness under the Credit Agreement shall be purchased pro rata among the Indenture Holders giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder according to such Indenture Holders’ portion of the Indenture Obligations outstanding on the date of purchase (or as otherwise agreed by such Indenture Holders giving notice) pursuant to this Section 8.15. In the event that any one or more of the Indenture Holders exercises the purchase option set forth in this Section 8.15: (A) the INMETCO Agent shall have the right, but not the obligation, to immediately resign under the INMETCO Facility Documents upon the closing of such purchase, (B) the purchasing Indenture Holders shall have the right, but not the obligation, to require the INMETCO Agent to immediately resign under the INMETCO Facility Documents upon the closing of such purchase, and (C) the INMETCO Agent shall take such action with respect to the INMETCO Collateral in an Insolvency or Liquidation Proceeding as may be reasonably requested in good faith and in writing by the Collateral Agent (at the direction and on behalf of the purchasing Indenture Holders) until the closing of such purchase (but in no event later than ten (10) Business Days after the delivery of notice thereof); provided, however, (I) if the INMETCO Agent so requests, it shall first be indemnified to its reasonable satisfaction from the purchasing Indenture Holders against any and all liability, loss and expense that may be incurred by it by reason of taking or continuing to take, or refraining from taking, any such action, (II) the INMETCO Agent shall not be required to take any action that, in the determination of the INMETCO Agent in its sole discretion, is not permitted under the INMETCO Facility Documents or applicable law or will result in liability to the INMETCO Agent or any of the INMETCO Facility Lenders, (III) unless and until the INMETCO Agent has received any such written request and indemnification, the INMETCO Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Insolvency or Liquidation Proceeding as it shall deem advisable or as the INMETCO Facility Lenders shall so direct, and (IV) the INMETCO Agent shall have the right, but not the obligation, to appoint any purchasing Indenture Holder, as its agent for the purposes of taking any action requested by the Collateral Agent pursuant to this clause (C).

8.16 INMETCO Agent and Collateral Agent.

It is understood and agreed that (a) [            ] is entering into this Agreement in its capacity as INMETCO Agent and the provisions of [            ]of the Credit Agreement applicable to it as the “Agent” thereunder shall also apply to it as INMETCO Agent hereunder, and (b) U.S. Bank is entering in this Agreement in its capacity as “Trustee” and as “Collateral Agent” under the Indenture and the other Indenture Documents and the rights, powers, privileges and protections afforded to the “Trustee” under Articles VII and XII of the Indenture shall also apply to U.S. Bank as the Trustee and the Collateral Agent hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INMETCO Agent: [ ] as INMETCO Agent

By:
Name:
Title:

Address for Notices:

[            ]

[            ]

Attention: [            ]

Telecopy: [            ]

Collateral Agent U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

Address for Notices:

150 Fourth Avenue North, 2nd Floor

Nashville, Tennessee 37219

Attention: Global Corporate Trust Services

Telecopy:

The terms and provisions of this Intercreditor Agreement are hereby acknowledged, agreed and affirmed, with the intent of being legally bound hereby on this        day of            , 20    , by:

Grantors: THE INTERNATIONAL METALS RECLAMATIONS COMPANY, INC.

By:
Name:
Title:
HORSEHEAD HOLDING CORP.

By:
Name:
Title:

Address for Notices:

[            ]

[            ]

Attention: [            ]

Telecopy: [            ]

[ADDITIONAL GRANTORS]

EXHIBIT H

MORTGAGE, ASSIGNMENT OF RENTS AND

LEASES AND FIXTURE FILING

from

[                    ], Mortgagor

to

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Mortgagee

DATED AS OF [            ], 20[_]

Property Address: [                    ]

[County, State]

After recording, please return to:

[Address of Trustee’s Counsel]

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND

FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of [            ], 201[    ] is made by [                    ], a [                    ] (“Mortgagor”), having an address at [            ], to U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent under the Indenture defined below (in such capacity, together with its successors and assigns, “Mortgagee”), having an address at [                    ]. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

Background

A. Mortgagor (i) is the owner of the parcel(s) of real property described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

B. Horsehead Holding Corp., a Delaware corporation (the “Issuer”), as Issuer, and the guarantors party thereto, as Subsidiary Guarantors, U.S. Bank National Association, in its capacity as Trustee and Collateral Agent thereunder for the Holders, have entered into that certain Indenture, dated as of July 26, 2012, (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

The terms of the Indenture are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. References in this Mortgage to the “Default Rate” shall mean the interest rate equal to 10.50%.

C. Pursuant to the terms and conditions of the Indenture, inter alia, the Issuer has issued certain Notes in the initial aggregate principal amount of $175,000,000.

D. [Mortgagor has, pursuant to the Indenture, guaranteed, inter alia, the payment in full of all principal, interest and other amounts due under the Notes and all other obligations of Issuer to the Holders.]1

E. It is a covenant of Mortgagor under the Indenture that Mortgagor execute and deliver this Mortgage to Mortgagee.

[1]	To be inserted if Mortgagor is a Subsidiary Guarantor.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that this Mortgage is given to secure the following (collectively, the “Obligations”):

(a) the Indenture Obligations; and

(c) the due and punctual payment and performance of each obligation, term, covenant and condition to be performed or observed by Mortgagor under, in connection with or pursuant to the provisions of this Mortgage and any of the other Collateral Agreements.

IN ORDER TO SECURE THE OBLIGATIONS, MORTGAGOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO MORTGAGEE, WITH POWER OF SALE, all of Mortgagor’s right, title and interest in and to the following:

(A) the Real Estate;

(B) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof;

(C) all of the fixtures and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently contained in or used or usable in any way in connection with any operation or letting of the Real Estate (all of the foregoing in this paragraph (C) being referred to as the “Fixtures”);

(D) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and Fixtures, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor,

(E) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate, the Fixtures, or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all Waivers of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(F) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) and (D) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (F) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1. Warranty of Title. Mortgagor warrants the title to the Premises, subject only to Permitted Liens.

2. Payment and Performance of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Indenture and the other Collateral Agreements.

3. Requirements.

(a)	Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, “Governmental Authority”) which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, the failure to comply with which could have a material adverse affect on Mortgagor’s continued operations at the Mortgaged Property or on the validity or enforceability of this Mortgage, the Indenture or any of the other Collateral Agreements or any of the rights and remedies of the Collateral Agent and the Holders hereunder or thereunder. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the “Legal Requirements.”

(b)	From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien created by this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

4. Payment of Taxes and Other Impositions.

(a)	Promptly when due, Mortgagor shall pay and discharge all taxes, assessments and governmental charges imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof (all of the foregoing are collectively referred to as the “Impositions”) in accordance with Section 4.04 of the Indenture. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)	If Mortgagor is in default of its obligation to pay and discharge Impositions as required under this Section 5, then Mortgagee, at its option, may pay any Imposition after the date such Imposition shall have become due. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

(c)	Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim, to the extent any such claim could materially affect the lien of this Mortgage, any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

5. Insurance.

(a)

Mortgagor shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of Mortgagor, are adequate and appropriate for the conduct of the business of Mortgagor in a prudent manner, with reputable insurers or with the government of the United

States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of Mortgagor, for companies similarly situated in the industry in which Mortgagor is engaged.

(b)	If any portion of the Premises is located in a federally designated special flood hazard area, the Mortgagor shall keep the improvements on the Premises insured against loss by flood in an amount at least equal to the outstanding Obligations or the maximum limit of coverage available with respect to such improvements under the applicable federal statute, whichever is less.

(c)	Mortgagor will cause any property and casualty insurance policies with respect to the Mortgaged Property to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, which endorsement or policy shall provide that if the insurance carrier shall have received written notice from Mortgagee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to Mortgagor under such policies directly to the Trustee. Mortgagor shall cause all such policies to provide that neither Mortgagor, Mortgagee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement” or similar endorsement without any deduction for depreciation. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee.

(d)	If Mortgagor is in default of its obligations to insure as required under this Section 5, then Mortgagee, at its option, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(e)	In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Liens, and except as expressly permitted under the Indenture, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien created by this Mortgage and whether recourse or non-recourse.

7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Indenture, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

8. Maintenance; No Alteration; Inspection; Utilities.

(a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by casualty. The Improvements shall not be demolished (without replacing) or altered, nor any additions built, which in any of the foregoing events would materially reduce the fair market value of the Mortgaged Property.

(b) Mortgagee and any persons authorized by Mortgagee shall have the right upon reasonable notice to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements.

(c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that Mortgagor shall promptly repair and restore the Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration.

10. Restoration. Mortgagor shall use all insurance proceeds and all condemnation proceeds and awards to restore the Mortgaged Property promptly to its condition prior to such casualty or condemnation (giving effect to the remaining configuration of the Premises after such condemnation), and in compliance with all Legal Requirements.

11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

12. Mortgagee’s Right to Perform. Upon the occurrence and during the continuation of an Event of Default, Mortgagee may, at any time, but shall be under no obligation to, pay or perform any of the covenants or agreements of Mortgagor, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be an encumbrance on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the date of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Secured Amount. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time hereafter by this Mortgage is $[            ]2 (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.

14. Events of Default. The occurrence of an Event of Default under the Indenture shall constitute an Event of Default hereunder.

15. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Indenture or any of the Collateral Agreements, or as provided by law, and without limitation, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may elect to cause the Mortgaged Property or any part thereof to be sold as follows:

(A) Mortgagee may proceed as if all of the Mortgaged Property were real property in accordance with subparagraph (C) below, or Mortgagee may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the Real Estate without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with the provisions of this Mortgage which relate to the exercise of remedies with respect to that portion of the Mortgaged Property which is personal property, separate and apart from the sale of real property.

[2]

Insert $192,500,000; provided that if the Land subject to this Mortgage is located in a jurisdiction where a mortgage tax with respect to this Mortgage is calculated based on the amount secured hereby, insert an amount equal to 110% of the fair market value of such Land.

(B) Mortgagee may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided, and any advertisement, the giving of any notices and the expiration of any time period required by law or herein, or Mortgagee may delay any such sale or other disposition for such period of time as Mortgagee deems to be appropriate. Should Mortgagee desire that more than one (1) such sale or other disposition be conducted, Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Mortgagee may deem to be appropriate.

(C) Should Mortgagee elect to sell the Mortgaged Property or any part thereof which is real property or which Mortgagee has elected to treat as real property, upon such election, the Mortgagee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of the required notice(s) and after having advertised the sale as required by law, and without the necessity of any demand on Mortgagor except as required herein or by law, Mortgagee, at the time and place specified in the notice of sale, shall sell the Mortgaged Property or any portion thereof specified by Mortgagee, at public auction to the highest bidder for cash in lawful money of the United States. Mortgagee may, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots or parcels, Mortgagee may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Mortgagor or Mortgagee, may purchase at the sale. Upon any sale, Mortgagee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be entitled to immediate possession.

(D) In the event of a sale or other disposition of the Mortgaged Property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

(E) The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge to the grantee from all obligations to see to the proper application of the consideration therefor as hereinafter provided.

(ii) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Note, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale) as set forth above or (D) take such other action at law or in equity for the enforcement of this Mortgage, the

Indenture or any of the other Collateral Agreements as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

(iii) Mortgagee may, to the extent permitted by applicable law, personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (A) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (B) to enforce, cancel or modify any Lease and (C) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(iv) Upon the completion of any sale or sales made by Mortgagee, as the case may be, under or by virtue of this subsection (a), Mortgagee or any officer of any court empowered to do so, shall execute and deliver as aforesaid, to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby appointed irrevocably the true and lawful attorney of Mortgagor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property or any part thereof and the rights so sold and for that purpose, Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its attorney or any substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose as may be designated in such request.

(v) Mortgagor hereby expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto.

(b) Mortgagee, in any action to foreclose this Mortgage in a judicial procedure or in connection with the exercise of any power of sale, shall be entitled to the appointment of a receiver. In case of a trustee’s sale or foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums that Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Indenture, and documents evidencing the Obligations and the other expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

18. Extension, Release, etc.

(a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for any portion of the Obligations, (ii) extend the maturity or alter any of the terms of the indebtedness guaranteed under any guaranty of any of the Obligations, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any Obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the encumbrance created by this Mortgage until the encumbrance amount shall equal the principal amount of the Obligations outstanding.

(b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the encumbrance of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

19. Fixture Filing. To the extent any of the Mortgaged Property constitutes “fixtures” within the meaning of the Uniform Commercial Code (the “Code”) of the state where the Real Estate is located, then this Mortgage is to be filed and effective as a financing statement filed as a fixture filing within the meaning of the Code. The Mortgagor is the “Debtor,” and the address of the Debtor set forth in the initial paragraph of this Mortgage is the mailing address of the Debtor. The Mortgagee is the “Secured Party” and the place of business of the Mortgagee set forth in the initial paragraph of this Mortgage is an address of the Secured Party from which information concerning the security interest may be obtained.

20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of all of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid and performed in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, and Mortgagor shall be entitled to collect, receive, use and retain the Rents unless an Event of Default shall be in effect; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee if an Event of Default occurs by giving not less than five days’ written notice of such revocation to Mortgagor, in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, the Rents and any lease security deposits. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

21. Trust Funds. To the extent required under applicable law, all lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this section, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

22. Additional Rights. The holder of any subordinate lien or subordinated mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage, nor shall Mortgagor consent to any holder of any subordinate lien joining any tenant under any Lease in any action to foreclose such lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. If an Event of Default occurs and is continuing, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against the Obligations as more fully set forth in the Indenture. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

23. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses determined under the Indenture.

24. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage, the Indenture or any of the other Collateral Agreements, the obligations of Mortgagor and of any other obligor under the Indenture and the Collateral Agreements shall be subject to the limitation that Mortgagee shall charge, take or receive, and neither Mortgagor nor any other obligor shall be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

26. Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay of execution, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale or other rights hereby created. Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage, and all notices of any Event of Default (except as may be provided for under this Mortgage) or of Mortgagee’s election to exercise its actual exercise of any right, remedy or recourse provided for under this Mortgage.

27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of all of the Obligations and to exercise all rights and powers under this Mortgage, or under any of the Collateral Agreements, or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Indenture or any of the Collateral Agreements to Mortgagee or to which Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “beneficiary in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional deeds of trust, liens, mortgages or other security for the Obligations upon other property in the state where the Real Estate is located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to some or all of the Lenders to make certain loans to and to enter into certain agreements with Mortgagor, and for Mortgagee to enter into the Indenture, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the state where the Real Estate is located) which secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations in the most economical and least time-consuming manner.

29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its respective successors and assigns, and no other persons or entities shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires, and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or mortgage.

31. GOVERNING LAW, ETC. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL ESTATE IS LOCATED, EXCEPT THAT MORTGAGOR EXPRESSLY ACKNOWLEDGES THAT BY ITS TERMS THE INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, MORTGAGOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS MORTGAGE THE RIGHTS OF THE PARTIES TO THIS MORTGAGE SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

32. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee for foreclosure hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding. Such waiver shall not be construed so as to prevent Mortgagor or the Issuer from interposing a counterclaim against Mortgagee concerning the Obligations.

33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the term “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word `person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience of reference only and in no way limit or amplify the provisions hereof.

34. [Intercreditor Agreement. [Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Mortgage with respect to Lien priority or rights and remedies in connection with the Shared Collateral (as defined in the ABL Intercreditor

Agreement), the terms of the ABL Intercreditor Agreement shall govern.]3 [Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the INMETCO Intercreditor Agreement. In the event of any conflict between the terms of the INMETCO Intercreditor Agreement and this Mortgage with respect to Lien priority or rights and remedies in connection with the INMETCO Collateral (as defined in the INMETCO Intercreditor Agreement), the terms of the INMETCO Intercreditor Agreement shall govern.]4]

35. [LOCAL LAW PROVISIONS TO BE INSERTED FOR EACH STATE]

[3]	To be inserted only if Mortgagor is Horsehead Corporation, Chestnut Ridge Railroad Corp., or any other Subsidiary of the Issuer that Guarantees any ABL Facility Claims
[4]	To be inserted only if Mortgagor is INMETCO or any other Subsidiary of the Issuer that Guarantees any INMETCO Facility Claims.

IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, acknowledged and delivered this instrument on [                    ], 201[    ].

[ ],

a [ ]

By:
Name:
Title:

[                    ] SIGNATURE PAGE

[LOCAL COUNSEL TO PROVIDE NOTARY BLOCK]

[                    ] NOTARY PAGE

Schedule A

Description of the Land

[To be inserted or attached]

H-20